ex107magellanseabird

DATED 26 October 2012 MAGELLAN PETROLEUM (OFFSHORE) PTY LTD AND SEABIRD EXPLORATION FZ-LLC AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES NT/P82 Bonaparte Basin, Timor Sea Offshore Northern Territory, Australia

REVISION HISTORY

Rev.	Date	Description	By	Chkd	App.
Rev A	10th January 2012	First version	FR		
Rev B	16 January 2012	Second draft	MVC	FR	
Rev C	8 October 2012	Third draft	IDJ	FR	
Rev D	13 October 2012	Fourth draft	TT		
Rev E	16 October 2012	Fifth draft	IDJ/MVC		
Rev F	26 October 2012	Sixth Draft - Final	MB/MVC/TT	FR	MVC/MB/TT

Prepared for Magellan by:

Enquest Pty Ltd

Tel. ***+61 418 681 314***
Fax ***+61 428 681 314***
Email ***F.Renton@enquest.com.au***

AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES

THIS AGREEMENT is made the 26th day of October 2012

BETWEEN

MAGELLAN PETROLEUM (OFFSHORE) PTY LTD (ABN 40 105 292 644) of Level1, 167 Eagle Street, Brisbane, Queensland 4000

(the "**Company**") of the one part;

And

SEABIRD EXPLORATION FZ-LLC (ABN 51 140 306 994) of Media City Shatha Tower, PO BOX 500549, Dubai, United Arab Emirates

(the "**Contractor**") of the one part;

WHEREAS

A. The **Company** is engaged in the offshore exploration in Petroleum Exploration Permit NT/P82 in the Bonaparte Basin and wishes to engage the **Contractor** to perform the Services.

B. The **Contractor** is engaged in the business of, and is ready, willing and able to carry out, the Services under this Agreement on the terms and conditions contained herein.

NOW IT IS AGREED AS FOLLOWS:-

This agreement and the following Annexures attached hereto ("**Agreement**") contain the entire contract between the parties and supersede and replace any oral or written communications between them relating to the Services:

Annexure A	–	Contract Summary	
		Attachment 1 –	**Contractor** Supplied Items
		Attachment 2 –	**Contractor** Supplied Personnel
		Attachment 3 –	**Company** Supplied Items
		Attachment 4 –	Schedule of Rates
Annexure B	–	Terms and Conditions for Data Acquisition Services	
Annexure C	–	Compliance with Statutory Regulations	
Annexure D	–	Acquisition Parameters and Quality Control Standards	
Annexure E	–	Operations Map and Coordinates	
Annexure F	-	HSE Requirements	

Unless otherwise stated, if there is any conflict between the abovementioned documents, the order of precedence shall be as listed.

NOTES:

The Safety Management Plan and the Environmental Management Plans are not included in this document.

They will be in accord with the contract and legislative and regulatory requirements and will be developed jointly by the **Contractor** and **Company** to cover the Contract period.

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-3- ANNEXURE A AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES SUMMARY 1 SERVICES Acquisition of approximately 135 line kilometres of 2D seismic data and 195 square kilometres (full fold) 3D seismic data in the Bonaparte Basin, offshore Northern Territory, Australia, at the locations as shown in Annexure E of this Agreement. The map and coordinates shown in Annexure E are subject to the final results of the migration aperture study. 2 TERM The Services shall commence on or about the 6 December 2012, but no later than the 14 December 2012, as agreed between the Company and the Contractor. The services shall terminate upon the earlier of the fulfilment of the Parties’ respective obligations unless otherwise terminated as provided in the Agreement. 3 MODE The Services shall be conducted 24 hours per day, 7 days per week, except as otherwise directed by the Company. Acquisition will be most efficient whilst the Survey vessel is able to maintain continuous production. 4 COMPLIANCE The Contractor shall: 4.1 Provide the equipment and personnel listed in Attachments 1 and 2 of Annexure A 4.2 Comply with the terms and conditions contained in Annexure B 4.3 Comply with statutory requirements as acknowledged in Annexure C 4.4 Comply with acquisition parameters and quality control standards in Annexure D 4.5 Comply with the Contractor’s Project Plan for the Data Acquisition and the relevant portions of the Contractor’s QHSE Management Systems 4.6 Comply with the Company’s Environment Plan for the Data Acquisition and the relevant portions of the Contractor’s QHSE Management Systems 5 REPORTS In addition to the reports referred to in Clause 3.3 of Annexure B and section 4 of Annexure D, the Contractor shall provide the following reports which shall be consistent with the requirements of Part 7 Division 3 Subdivision 3.3 the the Offshore Petroleum and Greenhouse Storage (Resource Management and Administration) Regulations 2011: 5.1 Daily, weekly and monthly progress report of the Services in the format as directed by the Company. 5.2 Final operations report including comprehensive description of equipment used, system malfunctions, calibration and test results and all pertinent geometric relations between echo sounder transponders, sea level, positioning antennae, seismic sources and spread. Tape channel identification, digital format information and the like, will be fully documented. Schematic

-4- source array and spread diagram, summary of sea and weather conditions and complete operational statistics will also be provided. 5.3 2 hard copies and 4 electronic copies of the final operations report on CDs, within 30 days of the completion of the Services in the Contractor’s standard format. 6 DATA DELIVERY The Contractor shall deliver the field tapes, observer’s reports and other pertinent field data to the Company's address for notices as provided in Clause 13 of Annexure A or such other destination as the Company may direct. 7 PRE-PLOTS At least 2 weeks before the commencement of the Services, the Contractor shall supply pre-plots of the program sail lines based on coordinates supplied by the company for the Survey programs. These pre- plots shall be provided digitally and in the form of maps and coordinate printouts, using the geodetic reference system and mapping projection specified in Annexure D. 8 NAVIGATION DATA The Contractor shall ensure that navigation data shall be recorded digitally. Post-plotted navigation data will be submitted within one month of completion of the survey on a magnetic tape in UKOOA/SPS format as defined in Annexure D. The post-plotted navigation data shall show the shot point location relative to antenna location, centre of the source array and the common mid-point between the source and nearest receiver, the centre of the receiver array to the receiver location and the location of each gravity and magnetic survey station. 9 CONTRACTOR’S BASE The Contractor's Base shall be Dubai. 10 CONTRACTOR'S ITEMS The Contractor shall provide at its sole cost and expense all Services and equipment, machinery, tools, spare parts, materials and supplies necessary to efficiently perform the Services, including, without limitation those items listed in Attachment 1 of Annexure A. Replenishment of the Contractor's Items shall be carried out by the Contractor at its expense and the Contractor shall be responsible for maintaining adequate stock levels. 11 CONTRACTOR'S PERSONNEL The Contractor shall provide at its sole cost and expense all personnel necessary to perform the Services including, without limitation to the foregoing, the personnel listed in Attachment 2 of Annexure A and as requested by the Company. Adequate provision will be made for rotational leave to ensure all positions are filled at all times with qualified and competent personnel for the duration of the Operations. Additional personnel, if required by the Company, will be provided at additional cost to the Company. All personnel are to be certified to be trained in sea survival and helicopter underwater evacuation to OPITO standard or equivalent. The Contractor must provide an HSE training matrix of the crew to Company at least 2 weeks prior to the start of Operations.

-5- 12 ITEMS TO BE FURNISHED BY THE COMPANY The Company will furnish and replace as necessary, at its expense, the equipment, machinery, tools, supplies, material and Services as specified in Attachment 3 of Annexure A. The Company shall not be required to furnish anything not listed therein, except as otherwise agreed in writing by the parties. 13 ADDRESSEES FOR NOTICES The Company: Magellan Petroleum (Offshore) Pty Ltd Level 1, 167 Eagle Street Brisbane, Qld 4000 Attention: Merv Cowie Title: Operations Director Facsimile: +61 (7) 3224 1699 Email: mcowie@magpet.com.au & magadmin@magpet.com.au The Contractor: Seabird Exploration FZ-LLC Media City Shatha Tower PO BOX 500549, Dubai, United Arab Emirates Attention: _Kjell Mangeroy Facsimile: +971 4429 0544 Title: Vice President Business Development Email: kjell.mangeroy@sbexp.com 14 DESIGNATED REPRESENTATIVES: The Company: Company shall appoint a Quality Control Supervisor as its Designated Representative pursuant to Clause 15.2 of Annexure B, and shall advise Contractor in writing of the name of the Company’s Designated Representative. Company may substitute its Designated Representative at any time, but will give written notice to the Contractor of any changes. Company shall, through its appointed Designated Representative, give such advice and information as it deems necessary for the best conduct of the Operations. All directions, instructions or requests given or made by the Company’s Designated Representative shall be deemed to be the directions, instructions or requests of Company. Company agrees that whatever operational problems may arise may be discussed by Contractor with the Company’s Designated Representative and any decision agreed to in writing by the Company’s Designated Representative shall be binding upon Company. The Company’s Designated Representative will have the right to stop Operations if the quality control standards set forth in this Agreement, including Annexure D and the Safety Management Plan are not met. The Company’s Designated Representative will have the right to suitably deviate or terminate planned Survey lines and to reduce quality control standards if deemed desirable operationally. It is acknowledged that the Company’s Designated Representative shall not have authority to agree to any amendment or variation of any terms or provisions of this Agreement or to waive any of the rights, duties or liabilities of the Parties and no action of the Company’s Designated Representative shall have such effect. The Contractor: Contractor shall appoint a Quality Control Supervisor as its Designated Representative pursuant to Clause 15.2 of Annexure B, and shall advise Company in writing of the name of the Contractor’s Designated Representative. Contractor may substitute its Designated Representative by written notice to Company. The Company will have final approval on all such substitutions.

-6- Contractor shall, through its appointed Designated Representative, give such advice and information, as it deems necessary for the best conduct of the Operations. All directions, instructions or requests given or made by the Contractor’s Designated Representative shall be deemed to be the directions, instructions or requests of Contractor. Contractor agrees that whatever operational problems may arise may be discussed by Company with the Company’s Designated Representative and any decision agreed to in writing by the Contractor’s Designated Representative shall be binding upon Contractor. The Contractor’s Designated Representative will have the responsibility to notify the Company if the quality control standards set forth in this Agreement, including Annexure D and the Safety Management Plan, are not met and shall advise the Company's Designated Representative immediately the quality of the data acquisition falls below the Quality Control Standards. 15 SPECIAL CONDITIONS 15.1 COMMENCEMENT TIME The Commencement Time shall be the time the Contractor achieves acceptable production on the first line following the mobilisation of all of the Contractor’s items and personnel to Operations Area and the Contractor is fully capable of performing the remainder of the Services, as confirmed in writing by the Company’s Quality Control Supervisor. Should the Contractor be in the Operations Area and unable to acquire data on the first line for conditions as defined under Standby Rate in Section 3 of Attachment 4, then this time shall be regarded as Standby Time. Following any such Standby Time if, in the opinion of the Company, the Contractor is not capable of performing the Services for reasons other than those defined as Standby Time or equipment problems directly attributable to Standby Time then the Standby Time shall be reduced by the length of the subsequent Downtime from the end of the Standby Time until commencement of the Services. The Contractor shall adhere to Part A. Standard Management Procedures of the EPBC Act Policy Statement 2.1 – Interaction between offshore seismic exploration and whales (September 2008) using the 2 km low power zone, which must be implemented during the seismic survey operations to minimise impacts to whales.

-7- ATTACHMENT 1 CONTRACTOR SUPPLIED ITEMS 1 RECORDING VESSEL M/V "Voyager Explorer" (Full details for the recording vessel be provided by Contractor) Vessel Name Voyager Explorer Flag State Panama Port of Registry Panama Call Sign 3FTG9 IMO Number 9319052 Classification Society ABS Classification ID No. 05152281 Owners Koleth (S) PTE LTD / 1504998 100% Operators Seabird Exploration FZ-LLC Where Built CHINA When Built 2005 Builders Name JIANGSUZHENJIANGSHIPYARDCO.,LTD. Originally Built As PSV Last Major Upgrade 2006 Overall Length (LOA) 67.8m Beam (Max) 16m Draft (Max) 4.65m GRT (National/International) 2943 tons GRT Canals (Panama/ Suez) - NRT (National/International) 883 Tons NRT Canals (Panama/ Suez) - Lightship Displacement 2331.4 Bollard Pull Capacity at 5 kts. 28 Tones Main Engines 2 x Caterpillar 3516B, total 4200 hp Number of Propellers & Blades 2 x 4-blade, variable pitch,2.60-m props,Kort nozzles Thrusters Bow 1 x Cummins 815 BHP @ 1800 RPM Stern N/A Azimuth N/A Main Generator 3 x 350 kW, 415v-3-50hz Aux Generator Emergency 1 x 78 KW, 415-3-50 Clean Power (UPS/GMDSS) 60Kva UPS Seismic Incinerator (Garbage) 1 X Incinerator, 1 X Compactor Capacities Main Engine Lube Oil 14 m3

-8- Cable Oil (Clean/Separated/Dirty) 22m3 Fuel Total/Useful 800.0 m3 Bunkering Connections (Type/Locations) Inline and either side at sea bunker capacity Fuel Consumption During Transit 10.0 cub.m per day @ 10 kts, Whilst Surveying 13 cub.m @ on seismic Cruising Speed 10 knots Cruising Range 19,000 nautical miles Survey Endurance with Tendered Trailing Equipment 5 Weeks without resupply Potable Water Capacity 157.0 cubic meters Maker Production 13.0 m3/day Reverse Osmosis Desalination System Radars 1 X Furuno FAR-2137s, 1 X Furuno FAR-2127 Inmarsat Fleet 77 VSAT GIS/MTM 320Kbs C-Band Bridge Radios GMDSS station Furuno RC1800-IT-E, areas A1, A2, A3 (VHF, MF, HF, Inmarsat C). UHF 8 – ICON UHF Seismic VHF 1 x Sailor TT-3064A Maritime Telephone 8 x portable VHF, 1 x Sailor RT-2048 VHF MF/HF GMDSS station Furuno RC1800-IT-E, areas A1, A2, A3 (VHF, MF, HF, Inmarsat C). Aircraft Airband VHF Helicopter Beacon NDB, Call Sign EXYZ, Frequency 300MHz Ship’s Navigation 2 x Furuno X and S band Gyro Compass 1 X Anshutz STD-20 STD-22 (Vessel) Autopilot Robertson AP9MkIII & Robtrack STS500 Raytheon NP60 Fathometer Furuno FE - 700 (bridge), Simrad EA400 (Seismic) GPS Receiver 1 x Furuno GP-90, 1 x Furuno GP-80 Speed Log Furuno DS-80 Weather Facsimile Via GMDSS Station Navtex Receiver 1 x Furuno NX-500 / Furuno AIS FA-100 ECDIS (Electronic Charting Display) 1 x Furuno Radio Direction Finder No, only non-directional beacon for aircraft Emergency Communication GMDSS station Furuno RC1800-IT-E, areas A1, A2, A3 (VHF, MF, HF, Inmarsat C). Total Berths 48 Conference/Training Rm. HeliDeck Waiting Room Air Draft (Max Antenna) 22m Helideck NDB, Call Sign EXYZ, Frequency 300MHz; Kongsberg Helideck Monitor System (HMS 100) Diameter D value = 20 Rating t = 9.3 Deck Markings Standard CAP437

-9- Lifeboats N/A Lifeboat Radios 6x MDSS VHF, 2 x JOTRON SART Liferafts 4 x Viking 25DK+ (4 x 25 pers), 1x6 pers Viking 6DK Lifejackets 108 pcs lifejackets Survival Suits, thermo-insulated (Number, Manufacturer, Type) Lalizas, HYF - 54 pcs Working Suits, thermo-insulated (Number, Manufacturer, Type) Crewsaver – 8 pcs; Secumar – 10 pcs MOB 1x6 pers Viking 6DK Fire Detection & Alarm Systems MINERVA T1016 Fire Main System Fixed CO2, Water spray systems, Fire main, Portable foam extinguishers, Foam Over Seismic Reels Fire Pumps (Number, Location, Type, Capacity) 2 x 65 m3/hour, 1 x 35 m3/hour Foam Fire Boxes Fire Monitors (Number, Location) Two, Helipad Fire Fighting Equipment As per SOLAS + helideck Fixed HiFog and CO2 for engine spaces, Foam for seismic reels, Foam helideck Portable 4x SETS + 16x CYLYNDERS IOPP Equipment Approved SOPEP plan and equipment as per SOLAS Sludge & Waste Oil Incinerator 1 x Atlas T50SL Bilge/Oily Water Separator RWO SKIT10 Oily Water/Sludge Holding Tank Capacities 22m3 Oil Spill Absorbent & Damage Control 1 x Main SOPEP station + smaller kits around the vessel. Sewage Treatment Plant Hamworthy RT40 Deck Cranes & Freight Elevators Cranes (Type, Location/Capacity) 2 x PLIMSOL 7ton located top deck centre Freight Elevators N/A Certificates, Categories & Compliances ABS Classification Machinery System YES Class Approved Maintenance System TM Master v.2 (TEROMARINE) International Safety Management (ISM) Code Compliance YES Safety Equipment Certificate YES Communication Equipment Class YES Official Number 3FTG9 Safe Manning Certificate YES Contact Information Inmarsat 435348112@inmc.eik.com Telephone No. Captain: +47 5164 5675 PC: +47 5164 5677 Telex No. 435348112

-10- Fax No. +870 765 090 017 (Fleet 77) Norsat-Sea Link As per above Telephone/Fax No. E-mail Addresses for Vessel mastervoyager@sbexp.com pcvoyager@sbexp.com 2 SUPPORT/CHASE VESSEL (Full details for the support vessel to be provided by Contractor) Vessel Name First Class Flag State Australia Builder Geraldton Boat Builders Date 1995 Classification – M&H 4189 Classification - USL 2B 12 + 6 (max) Length overall 23.6 m Beam 5.5 m Design draft 1.8 m Main engines X CAT c18 740 kw at 2,1000 RPM propulsoipn Twin Screw Generator X Isuzu 30 kVa Full operating speed 25 knots @ 300 L/hr Cruising speed 20 knots @ 250 L/hr In poer consumption 100 L/day Cargo approx. 10 Tonne Clear deck Approx 50 sq m Fuel 16,000 L Water 1,000 L & Desal @ 2,000 L/day Sewerage 1,000 L Hull Aluminium Monohull, Fendering on sides transom 5.5 m open Radio Marine VHF & HF Radar Furuno Echo sounder Furuno Plotter Maxesa GPS 2 x Furuno Auto pilot Saura AIS Furuno FA-50 Accommodation Galley, fully air-conditioned, shower & toilet Berths 7 Miscellaneous equipment Medivac stretched, moon pool

-11- 3 TRANSPORT 3.1 The cost of all air transport of Contractor’s personnel, equipment, spares, replacement parts and supplies, between completion of mobilisation and start of demobilisation, unless otherwise provided by Company. 3.2 The cost of any sea transportation of Contractor’s personnel, equipment, spares, replacement parts and supplies, between completion of mobilisation and start of demobilisation, unless otherwise provided by Company. 4 MISCELLANEOUS 4.1 Maintenance, spares, replacement parts and supplies to operate Contractor supplied items. 4.2 Any permits, licences, visas and like authorisations for the Contractor to carry on business and its personnel to work in Australia. 4.3 All Personnel Protective Equipment including life vests and any other requirements such as sun hats, sunscreen, wetsuit boots, Polaroid sunglasses etc.

ATTACHMENT 2

CONTRACTOR SUPPLIED PERSONNEL

(Full details for the all crew members to be provided by Contractor)

MARINE CREW (Seismic Vessel) - NAME/NATIONALITY CREW 1 & NAME/NATIONALITY CREW 2

MARINE CREW (Seismic Vessel)	NAME/NATIONALITY CREW 1	NAME/NATIONALITY CREW 2
Master	Maksym Skrypny-Ukraine	Valerii Khytry- Ukraine
Chief Mate	Oleksandr Pipchenko-Ukraine	Sergii Koshterek-Ukraine
Second Mate	Andriy Savchuk-Ukraine	Anatoly Adamovsky-Ukraine
Chief Engineer	Oleksandr Chubko-Ukraine	Oleksandr Chernenko-Ukraine
First Engineer	not part of crew model	not part of crew model
Second Engineer	Volodymyr Mishchenko-Ukraine	Sergiy Yablonsky-Ukraine
Integrated Rating	Eladio Ayson-Filipino	Roman Strypa-Ukraine
Integrated Rating	Reynaldo Conje-Filipino	Cermino Constantino-Filipino
Integrated Rating	Ievgenii Grigoryev-Ukraine	Roman Podkhalyuzin -Ukraine
Integrated Rating	Mykhaliv Mykola-Ukraine	Ievgen Skrypnyk-Ukraine
Chief Cook	Luis Medina-Filipino	Dennis Arshykov-Ukraine
Second Cook	Edgardo Ayson-Filipino	Oleg Tymoshchuk-Ukraine
Chief Steward	Alberto Arguilles-Filipino	Iulia Parfenova-Ukraine
Second Steward	not part of crew model	not part of crew model
SEISMIC CREW		
Party Manager	Kenneth Davies-British	Martin Kenny-British
Assistant Party Manager	not part of crew model	not part of crew model
Chief Observer	Igor Zhigalov-Russian	Michael Povey-British
Shift Leader Observer	Iurii Tishkov-Russian	Aleksei Zhigalov-Russian
Shift Leader Observer	Vicente Miranda-Filipino	Ilia Gai-Russian
Observer	Raqi Rosla-Malaysian	Peter Benedistkiy-Russian
Observer	Rhuari Coe-British	Diosdado Primor-Filipino
Chief Gun Mechanic	Sergey Grigoryev-Russian	Mikhail Kokhovich-Russian
Shift leader Gun Mechanic	Bradley Perry-British	Alexey Popov--Russian
Gun Mechanic	Alex Fityushchenko-Russian	Petar Kolev-Bulgarian
Gun Mechanic	Robert Henzell-British	Valery Pozdnukhov-Russian
Compressor Mechanic	Dmytro Yurkevych-Ukraine	Kostyantyn Goncharuk-Ukraine
Compressor Mechanic	none	none
Chief Navigator	Vitaly Proskura-Ukraine	Yury Avdeev-Russian
Navigator	Aleksei Kazakov-Russian	Michael Laletin
Navigation QC	Pascal Guillou-French	Igor Kuraev
Technician/ Safety Officer	Colin Finnigan-American	Mykhailo Shypkov
Geophysicist/ QC Supervisor	Nikolay Blokhin-Russian	Chong Wee Chen-Malaysian
Geophysicist	Alexander Tatsyuk-Russian	Ivan Lukianov-Russian

-12-

-13-   MARINE CREW (Support Vessel) – TBA by Contractor Master _________________________ _________________________ Chief Mate _________________________ _________________________ Second Mate _________________________ _________________________ Chief Engineer _________________________ _________________________ First Engineer _________________________ _________________________ Integrated Rating _________________________ _________________________ Integrated Rating _________________________ _________________________ Integrated Rating _________________________ _________________________ Chief Cook _________________________ _________________________ ONSHORE PERSONNEL Vessel Supervisor/Administrator _________________________

-14- ATTACHMENT 3 COMPANY SUPPLIED ITEMS 1 OPERATIONS APPROVALS All governmental approvals and permits necessary for the performance of the Services within the Operations Area, but excluding those referred to in clause 1 of Attachment 4 to Annexure A. 2 PROGRAM DATA 2.1 A complete description of the Surveys. 2.2 Maps at a suitable scale. 2.3 Coordinates for 2D survey lines and 3D survey boundaries referenced to the datum to be used for surveys. 3 ADDITIONAL SUPPORT VESSELS AND PERSONNEL Any supplementary vessels and personnel required to perform any safety and environmental functions specifically required in the Operations Area.

-15- ATTACHMENT 4 SCHEDULE OF RATES 1 MOBILISATION/DEMOBILISATION The mobilisation fee shall be invoiced at the Commencement Time. The demobilisation fee shall be invoiced at the Termination Time. Mobilisation Fee US$600,000 Demobilisation Fee US$$300,000 These rates shall include provision of all Contractor’s Items and Personnel and Services. This includes the following items at no additional cost to Company: All costs associated with mobilisation and demobilisation of the Contractor supplied items and personnel including all agencies fees, customs duties or fees and permit fees associated with their entry to and departure from the Operations Area. All time involved in required pre-Survey calibrations of any nature. All costs including vessel time associated with port clearance (in and out), including agencies fees, Labour fee or any other expense incident to obtaining harbour clearance. The mobilisation and demobilisation fees are based on this project being awarded as a standalone project. - 2 DATA ACQUISITION RATES The following rates describe the remuneration that will be paid to the Contractor for conducting the Services over the Term. These rates shall include all Contractor’s Items and Personnel and Services. This includes all of the following items at no additional cost to Company: (a) The cost of all seismic supplies, all field tapes used to record seismic and navigation data, all printer paper, echo sounder and seismic sections. Such supplies shall be warranted to be new, first class and free from defect. (b) All costs, other than those incurred during allowed equipment down time, which may be sustained due to failure of any navigation system signals, or recording or other equipment, or if anything falls below minimum quality control standards. (c) All costs of post processed navigation tapes in UKOOA/SPS format in the working datum. (d) All reporting costs (e) All costs associated with Contractor’s survey vessel, and one support/chase vessel if required to conduct the Operations, including mobilisation/demobilisation, rental, manning, fuel, provisions, water, waste management, crew changes, spares replacement and resupply, unless provided by Company.

-16- 2.1 3D Prime Acquisition Rates Rates will apply for all data acquisition work where the Contractor meets all Quality Control Standards agreed for the Work with the recording parameters defined. The hourly rate will apply to all times when the vessel is recording seismic data on line or is on line change. Data acquisition conducted east - west US$8,431 per Full Fold Square Kilometre or US$ 7,285 per hour up to a maximum daily charge of US$174,735 per day Using 4 streamers at a separation of 100 metres The rates will not include: • Standby time as defined below, when the standby rate will apply • Downtime, when no charges will apply 2.2 3D Infill Acquisition Rates Rates will apply for all infill data acquisition work where the Contractor meets all Quality Control Standards agreed for the Work. The hourly rate will apply to all times when the vessel is recording infill seismic data on line or is on line change Data acquisition conducted east - west US$ 8,875 per Full Fold Square Kilometre or US$7,285per hour up to a maximum daily charge of US$174,735 per day Using 4 streamers at a separation of 100 metres The rates will not include: • Standby time as defined below, when the standby rate will apply • Downtime, when no charges will apply

-17- 2.3 2D Prime Acquisition Rates Rates will apply for all data acquisition work where the Contractor meets all Quality Control Standards agreed for the Work with the recording parameters defined. The hourly rate will apply to all times when the vessel is recording seismic data on line or is on line change. US$ 1,016.66 per full fold Kilometre or US$6,595 per hour up to a maximum daily charge of US$ 158,100 per day The rates will not include: • Standby time as defined below, when the standby rate will apply • Downtime, when no charges will apply 3 STANDBY RATE Standby Rate will apply in the following circumstances: a) During time lost due to weather conditions, sea conditions or atmospheric disturbances, always provided that this is the only reason that acquisition cannot continue. Standby rate will also apply if environmental conditions prevent the repair of trailing equipment. b) During time lost due to waiting on tides or currents and their effect on streamer feather, provided such waiting is at the specific request of Company’s Designated Representative, who may decide what streamer feather is acceptable. c) During time lost due to third party interference in the Operations Area, such as fishing, drilling, shipping, military, seismic or similar activities, over which Contractor has no direct control, inclusive of interruptions due to interference from other vessels at sea, which may be in the form of unacceptable streamer coherent noise levels and/or obstructions. d) During time lost due to fishing vessels, nets, traps, buoys or lines obstructing the vessel or fouling or damaging the trailing equipment or any other object or living creature fouling or damaging the trailing equipment. e) During time lost while waiting on suitable environmental conditions of any kind in order to allow Operations in shallow, or otherwise dangerous, areas. f) During time spent scouting hazardous areas for obstructions and/or adequate water depths, with the approval of Company Designated Representative. h) During time lost due to the failure of Company to provide personnel, instructions, program details, permits or services for which it is responsible. i) During time lost due to restrictions imposed by Australian Governmental or military agencies, provided Contractor has not caused the restrictions to be imposed. e) During time spent changing from one streamer or source configuration to another, if requested by Company. f) During time spent recovering and deploying trailing equipment which is directly associated with moving from one Operations Area to another. k) During time spent conducting any experimental work, trials, repeat calibrations or non- geophysical operations at Company’s request, or time spent moving the vessel at Company’s request for data drops, personnel or equipment changes not scheduled by Contractor. l) During time lost due to streamer damage or loss and resulting streamer repair, search and re- ballasting time caused by collision with fixed subsurface obstructions, unless the locations of such obstructions are notified to Contractor by Company in writing before the incident. Company’s responsibility for payment is limited to payment for time involved. Payment of such time charges does not infer or imply any Company liability for damage to Contractor’s equipment, which will at all times be the sole responsibility of the Contractor.

-18- m) During time lost as a result of the presence of cetaceans in the Operations Area, causing cessation of acquisition in accordance with the Environmental Assessment and Management Plan. n) When the vessel is in the Operations area, ready to deploy trailing equipment, but cannot do so because of weather conditions. o) While standing by for reasons of Force Majeure or any suspension of Services at Company convenience. p) During time lost due to absence of usable GPS navigation signals, attributable to reason other than Contractor or their Subcontractors equipment breakdown, malfunction or operator error. q) Time during which acquisition is interrupted due to growth of marine life on the streamers (e.g., barnacle growth), inclusive of time cleaning the streamers, provided that the Contractor, shall ensure on-going streamer cleaning whenever possible during non-productive time. The Contractor shall ensure the streamers are clean of marine growth on the Commencement Date. US$6,255per hour up to a maximum daily charge of US$150,100 per day Any time not specifically described under the above circumstances will be to the Contractor’s account. However if Contractor downtime occurs just before a Standby Time situation, Standby Rate shall apply from the time when the Contractor has demonstrated that the Contractor’s seismic vessel and equipment meets specification required under this Agreement or is fully functioning. 4 EXTRA ITEMS Data transmission charges associated with QC or QA processing will be included in the costs for those items and will not be chargeable as a separate item. 5 SUPPORT/CHASE VESSEL(S) One support/chase vessel is included in the acquisition rates (capped at US$12,000/day). In the event that additional vessels are required these will be supplied on a reimbursable basis. 6 REIMBURSABLE ITEMS Additional goods, vessels or third party services provided by Contractor pursuant to this Agreement shall be acquired only with the prior written approval of the Company. Subject to the provisions of item 3 of Attachment 3, the Contractor shall be paid at cost (plus 10% administration fee) by Company for providing the additional goods (including fuel for the additional Vessel and support/chase vessel) or third party services. 7. EARLIER TERMINATION If the work is terminated after signing the contract and less than 20 days before the commencement, the Company shall pay the Contractor the quoted Mob/Demob fees and 25% of the costs of the scheduled work not performed.

-19- ANNEXURE B AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES TERMS AND CONDITIONS 1. INTERPRETATION 1.1 Definitions In this Agreement the following terms shall have the meaning set out in this Clause unless the context otherwise implies or requires: "Agreement" means this document including any annexures, attachments and schedules to it. "Commencement Time" means the time when Contractor records the first acceptable shotpoint of data. "Contractor's Items" means all items to be furnished by the Contractor pursuant to Clause 5.1 including those listed in Annexure A; "Designated Representative(s)" means the person(s) designated pursuant to Clause 15.2; "US$” means United States dollars; "Downtime" has the meaning ascribed in Clause 7.2.2; "Force Majeure" has the meaning ascribed in Clause 13.1; “Normal Termination” means the time specified in clause 2.3; "Parties" means the Company and the Contractor; "Services" means all or any of the Services referred to in Clause 1 and Annexure A; "Standby Time" means time during which the Standby Rate is payable; "Term" means the period from the Commencement Time and continuing until Normal Termination or earlier termination as provided herein; "Operations Area" means at or near to the area at which the Services are to be performed; "Operations" means the seismic data acquisition on the survey or surveys of the Company utilising the Services; "Vessel" means any vessel used by the Contractor in conjunction with the Services. 1.2 References Unless the context otherwise requires: References to Annexures or Attachments are references to Annexures and Attachments of this Agreement; references to a Clause by a number or a letter and a number are to clauses of that number in that part of the Agreement in which the reference is made unless otherwise stated; and plural includes the singular and vice versa. 1.3 Governing Law All questions arising out of this Agreement or its validity, interpretations, performance or breach shall be governed by the laws of the State of Queensland (as agreed by both parties) and the parties agree to submit to the jurisdiction of the Courts of that State and Courts having jurisdiction to hear appeals from Courts of that State. 1.4 Effect of Captions The captions appearing in this Agreement are for convenience only, and are not to be used to interpret the contents of their clauses. 1.5 Effect of Prior Agreements This Agreement contains the entire agreement between the parties with respect to the subject matter herein and no prior stipulation, agreement or understanding by the parties or any of their representatives shall be of any effect.

-20- 1.6 Variations If during the continuance of the Agreement the Company or the Contractor wishes to vary any provision in the Agreement by addition or deletion, each party shall meet with a view to agreeing upon such variation but such variation shall not be effective until it is recorded in writing and signed by both the Company and the Contractor. 1.7 Effect of Waiver of Performance The waiver of, or failure to, require the performance of any covenant or obligation contained herein shall not be deemed to constitute a waiver of a similar later breach. 1.8 Statutes Reference to any statute herein shall include a reference to that statute as amended, modified or replaced and includes orders, ordinances, regulations and rules and by-laws made under or pursuant thereto. 1.9 Severance Each of the terms and conditions of the Agreement shall be deemed to be separate and several from the other of them and if any one or more thereof are determined to be invalid or unenforceable by any Court of competent jurisdiction, such determination and the consequential severance (if any) shall not invalidate the rest of the Agreement which shall remain in full force and effect as if such term and conditions had not been made a part thereof. 1.10 Costs of Obligation Unless otherwise provided for in this Contract, where in this Contract any obligation is imposed upon or undertaken by any party the costs of complying with that obligation shall be the responsibility of the party assuming or undertaking the obligation. 2. TERM OF THE AGREEMENT 2.1 Duration and Commencement Time This Agreement shall apply to all Services performed by the Contractor for the Company during the Term commencing on the date and continuing for a period so specified in Annexure A. The Company shall give the Contractor notice to commence the Services and upon receipt of the notice from the Company, the Contractor shall do all things necessary to commence the Services by the date specified in the notice from the Company. 2.2 Duration of the Services The Contractor shall complete the Services as described in the Operations with all due diligence. 2.3 Normal Termination Time The Normal Termination Time shall be the time when the last receiver group is recovered and when the Operations are completed to the satisfaction of the Company, and the crew is ready to demobilise or to depart the work area or to commence work for another client. 2.4 Early Termination Without prejudice to any other rights at law, this Agreement may be terminated prior to the Normal Termination Time as follows:- 2.4.1 By the Company (without penalty to the Company): (a) Immediately, in the event of failure by the Contractor to commence the Services as directed by the Company as provided in Clause 2.1;

-21- (b) If the Contractor makes default in the performance or observance of any obligation, term, condition or stipulation contained in this Agreement which the Contractor is required to perform or observe, the Company may in addition to any other rights or remedies it has at law, give the Contractor notice specifying the default and requiring the Contractor to remedy the same at the Contractor's expense. If within 3 days after such notice is given, the Contractor fails in the opinion of the Company to so remedy or provide adequate assurance that the default will be rectified and the Services satisfactorily completed, then the Company may at any time thereafter by notice take the Services remaining to be performed out of the hands of the Contractor or terminate this Agreement; (c) At any time after the commencement time, provided that the Company gives not less than 5 days written notice to the Contractor; (d) For reasons of Force Majeure pursuant to Clause 13.4; or (e) Immediately in the event that a Receiver or Manager is appointed to manage or control the affairs or assets of the Contractor under any security or pursuant to any applicable law or if the Contractor goes into liquidation or if proceedings are commenced for any of those purposes. 2.4.2 By the Contractor if the Company defaults in the payment of the Contractor's invoice by more than 30 day and for reasons of Force Majeure pursuant to clause 13.4. 2.5 Consequences of Termination In the event of termination pursuant to Clause 2.4.1: 2.5.1 The Contractor shall, on receipt of the notice of termination: (a) perform only the Services specified in the notice; (b) comply in all respects with any directions contained in the notice; and (c) immediately give to the Company all deliverables (whether or not they are completed) relating to the part of the Services to which the termination applies and for which Contractor has received full payment from Company. 2.5.2 The Company's sole liability arising from the termination shall be to pay to the Contractor such sums as may be due and owing to the Contractor on the date of termination for Services performed up to the effective date of termination. 2.5.3 No action taken by the Company under Clauses 2.4 or 2.5 shall operate to the prejudice of the rights, remedies, powers, authorities and discretions of the Company and accrued liabilities and obligations of the Contractor (all of which shall continue in full force and effect as if there had been no such termination) nor, without limiting the generality of the foregoing, shall such action operate to the prejudice of the rights of the Company to recover from the Contractor all moneys whatsoever from time to time due and payable to the Company by the Contractor whether under or in relation to this Agreement or otherwise howsoever. 3. SERVICES 3.1 General The Contractor shall perform the Services as described in Annexure A at the Company's direction at the Operations Area using the Contractor's Items. 3.2 Manner of Performing the Services 3.2.1 Standards of Performance (a) The Contractor represents that it has the technical competence, financial capacity, management skills, competent and qualified personnel and equipment necessary to perform the Services.

-22- (b) The Contractor shall conduct all Services hereunder in a prompt, diligent, skilful and workmanlike manner, in accordance with: (i) good maritime and oil field practice and sound engineering principles; (ii) any specifications and other documents as the Company shall furnish to the Contractor to detail the Services to be performed; (iii) the standards prescribed by law or by Regulatory Authorities having the lawful right to prescribe minimum standards; and (iv) Society of Exploration Geophysicists Recommended Practices applicable to the Contractor's Items and the Services. (c) The Contractor shall be deemed to have knowledge of the Operations Area and all matters relating to the conduct of the work in the Operations Area and accordingly the Contractor shall have no claim for extra remuneration nor shall it be relieved of its obligations hereunder as a consequence of any actual lack of knowledge as to the nature of the Operations Area, local facilities or climatic conditions. 3.2.2 Independent Contractor All of the Services are those of an independent Contractor, and it is not, and none of its personnel, subcontractors or agents are an employee, subcontractor or agent of the Company. Use of subcontractors by the Contractor shall not relieve the Contractor from any liability or obligation under this Agreement. The Company may instruct and direct the Contractor as to the results to be achieved by the Contractor, but the Contractor as an independent Contractor shall have the sole and complete control, supervision and direction over the Contractor's Items and its personnel and over all the Services and the method and manner of achieving such results. The presence of, and supervision of the Services by the Company's Designated Representative at the Operations Area shall not relieve the Contractor of its obligations hereunder. It shall be the sole and exclusive responsibility of the Contractor to determine, at all times, whether Services can be safely undertaken or continued including, without limitation, that the Contractor's Items are in all respects suitable to undertake any contemplated Services under the then existing conditions. 3.2.3 Safe Practices The Contractor shall: (a) take all measures reasonably necessary or proper to provide safe working conditions; (b) give notice to all persons engaged in the Services of all safety regulations and standards including, without limitation, those referred to in Annexure C and the Safety Management Plan, and emergency procedures to be complied with by them; (c) ensure that all personnel are fully informed of all such regulations and comply with same; (d) ensure that its personnel participate in periodical safety drills conducted by the Contractor; (e) maintain guards and other safety devices to lessen hazards during the performance of the Services. 3.2.4 Abnormal and Hazardous Conditions If at any time while operating the Contractor believes that continuance of the Services will result in unsafe conditions it shall immediately notify the Company and in the meantime exert best efforts to overcome the difficulty. In any such case the Contractor shall be entitled to stop the Services under the safest possible conditions and consult with the Company. The Contractor shall, at the request of the Company’s Designated Representative, provide written reasons why the Contractor cannot continue to perform the Operations.

-23- 3.2.5 Compliance with Laws In addition to any other requirement in this Agreement the Contractor agrees to comply with and use all reasonable efforts to ensure that its personnel, subcontractors and agents comply with all laws and regulations pertaining to the Services including, but without limitation, the legislation and direction referred to in Annexure C. Where any further directions are given to the Company, the Company will give copies thereof to the Contractor. The Contractor further agrees not to do or omit to do anything which could thereby result in the Company being in breach of any such laws, regulations or directions and in particular, but without limitation, the Contractor shall ensure that it complies with the matters listed in Annexure C. 3.2.6 Environmental Protection The Contractor shall minimise damage to property and the environment and shall comply with Environmental procedures listed in the Environment Plan. 3.3 Reports 3.3.1 Accurate Logs and Records The Contractor shall keep a complete and accurate history and a log of all Services performed on forms approved by the Company, which shall be open at all reasonable times to inspection by the Company and its Designated Representative. The daily reports on which invoicing is based shall be agreed to and signed each day by the Company’s Designated Representative before they are accepted. 3.3.2 Contractor to Furnish Reports The Contractor shall furnish the Company's Designated Representative with the following written legible and accurate reports in the form specified or as approved by the Company: (a) report of the Services performed as specified in Annexure A; (b) reports on personnel and equipment movements, safety inspections, equipment maintenance and equipment failure as requested by the Company; (c) accident and incident reports as soon as practicable, and in reasonable detail, after occurrence resulting in injuries to the Contractor's personnel or third parties, or damage to property, arising out of or during the course of Services and thereafter to review the cause(s) of the occurrence and put in place appropriate procedures to prevent recurrence; and (d) such other reports reasonably required by the Operator. The Contractor shall immediately report verbally hazards or hazardous incidents, which could lead to an accident if left unattended. 3.4 Company to Inspect Services The Contractor shall at all times permit the Company's Designated Representative to inspect all Services performed and all Contractor's Items supplied hereunder and to witness and check all measurements and tests made in connection with the Services and to have access to the Contractor's Items and to observe all the Services at Company's sole risk.

-24- 4. COMPANY-FURNISHED ITEMS 4.1 Company's General Obligation 4.1.1 The Company will furnish and replace as necessary the equipment, machinery, tools, supplies, material and Services listed in Annexure A. The Company shall not be required to furnish anything not listed therein, except as otherwise agreed by the parties. 4.1.2 The Designated Representatives of the Company and the Contractor shall, so far as applicable to the Services, jointly take a written inventory of all material, supplies and Contractor's Items in connection with the Services, if any, as of Commencement Time and Normal Termination Time or earlier termination time as the case may be. 5. CONTRACTOR'S ITEMS 5.1 Equipment, Services, Supplies Except for those items specifically provided in Clause 4.1 to be furnished by the Company, the Contractor shall provide all Services and equipment, machinery, tools, spare parts, materials and supplies that may be necessary or reasonably required for full performance of the Services by the Contractor under this Agreement, including but without limitation the Contractor's Items listed in Annexure A. The Contractor shall maintain adequate stock levels of spares necessary to efficiently perform the Services at the Operations Area and at the Contractor's Base. 5.2 Maintenance and Compliance The Contractor must maintain the Contractor's Items during the term of this Agreement in first-class operating condition and the Contractor must make any necessary replacements or repairs promptly in order so to do. To attain this objective the Contractor shall use airfreight or air charter Services, or both, when and if necessary. Without prejudice to this obligation, the Company shall endeavour to avail the Contractor of the transport Services utilised by the Company provided that the Contractor, at the discretion of the Company, shall reimburse the Company for the costs of transport provided by the Company. 5.3 Warranty of Suitability The Contractor warrants that the Contractor's Items, subject to their respective design limitations, will operate efficiently in the conditions encountered in the Operations Area. In the event this warranty should be breached, the Contractor shall replace the same with suitable Items. Where such Contractor’s Items persistently failed to operate efficiently, Company may, at its option and without waiving any other remedy it may have for such breach, terminate this Agreement by giving 5 days written notice to the Contractor and the Contractor will be entitled to compensation at the applicable rate set forth in Clause 7 for all Services completed prior to such termination, but shall be responsible for the cost of demobilising the Contractor's Items. 5.4 Improved Technology The Contractor shall advise the Company of any equipment which becomes available for use with improved technology over the Contractor's Items then supplied and, upon the request of the Company, shall make the new equipment available to the Company at rates to be agreed. 5.5 Removal of Equipment The Contractor shall remove all of its items from the Operations Area on completion of the Services whether or not the Items have been declared total or constructive total loss. 5.6 Contractor’s Warranty The Contractor warrants that the Services will be performed in accordance with good geophysical and engineering practices and with all the requirements of this Agreement and will, at the time of

-25- performance, comply with the technical and other specifications contained in this Agreement. All other warranties, express or implied, or whether relating to merchantability, fitness for a particular purpose, or otherwise, are hereby excluded and disclaimed. 5.7 Interpretation of Data Any interpretation of seismic data (whether made directly from seismic data provided to or by Contractor, or by data processing or otherwise) or interpretation of test or other data, and any recommendation or reservoir description based upon such interpretations, are opinions based upon inferences from measurements and empirical relationship and assumptions, which inferences and assumptions are not infallible, and with respect to which professional geophysicists or analysts may differ. Accordingly, Contractor cannot and does not warrant the accuracy, correctness or completeness of any such interpretation, recommendation or reservoir description. Under no circumstances should any such interpretation, recommendation or reservoir description be relied upon as the sole basis for any drilling, production, or financial decision or any procedure to be performed by Company or any of its other contractors. Company has full responsibility for all such decisions and for all decisions concerning other procedures relating to the drilling, production or any other of Company's Operations. 5.8 Data transmission Contractor does not warrant the accuracy of seismic data transmitted to the Company by electronic processes and will not be responsible for any liability resulting from breach of the integrity of the data, including any accidental or international interception of such data by others. 5.9 Defective or Inaccurate Data The parties acknowledge that defective, inaccurate or incorrect data delivered to Company will normally become apparent within a short time after completion of the Services. Contractor shall not be liable for any claims submitted in respect of such data more than three months after completion of the Services. Contractor’s liability shall be limited to correction of any warranted defect or reimbursement of the amount originally charged to Company which is directly related to that portion of Contractor’s defective services or products. Contractor reserves the right to determine whether to perform corrective measures or to reimburse Company, but reimbursement or completion of the corrective measures must be made or completed within one month of the date of the Company’s notification of defective, inaccurate or incorrect data. Contractor reserves the right to perform any corrective measures itself. 6. CONTRACTOR'S PERSONNEL 6.1. Personnel to be Supplied The Contractor shall furnish at all times during the Services all personnel as may be required to perform the Services including without limitation the personnel specified, if any, in Annexure A Attachment 2. All personnel shall be duly qualified, competent and experienced to conduct the tasks required by the Services. All the Contractor's personnel shall be subject to approval by the Company prior to commencement of work in connection with the Services. This approval shall be on the basis of previous experience and performance of the personnel. 6.2. Adjustments to Numbers / Classifications The Contractor shall not vary the numbers and/or classifications of the personnel from those specified in Annexure A – Attachment 2, without the Company's consent. At the Company's discretion, the Contractor shall replace missing personnel immediately at its own cost. If the Company requests the Contractor to provide additional personnel to that specified in Annexure A – Attachment 2, the Contractor shall furnish the additional personnel at rates to be agreed. 6.3. Replacement of Personnel on Request The Contractor will remove and replace in a reasonable time any of the Contractor's personnel if the Company so requests in writing, and if the Company can show reasonable grounds for its requirement.

-26- 6.4. Industrial Relations 6.4.1 The Contractor acknowledges that it is essential to the satisfactory performance of the Services, that the Contractor shall promptly at all times take such steps as are required to maintain good labour relations with its personnel to the extent that such requirement is consistent with sound business practice. 6.4.2 Whenever the Contractor becomes aware of any demand, claim or proposal for increased wages or reduced hours of work for any of its personnel engaged in performance of the Services or of any application or threat to make an application to vary or amend any award, rates, conditions or hours of work for personnel so engaged, or of any other action by whomsoever commenced which may result in an industrial dispute or a variation of rates of wages or hours of work payable to personnel so engaged or which could affect other operations of the Company in the Operations Area, the Contractor shall forthwith give notice and particulars thereof in writing to the Company. 6.5 Personnel Requirements The Contractor shall be solely responsible for providing all requirements of all of its personnel, including but not limited to: (a) salaries, wages, insurance (including Workers' Compensation Insurance) termination payments, rest leave allowances and benefits under applicable law including all taxes, contributions or levies in respect thereof; (b) medical attention; (c) fulfilment of immigration requirements, including passports, visas, medical examinations, personal customs duties and personnel work permits; (d) transportation and accommodation (except as otherwise provided herein); and (e) safety and environmental training. 7. COMPENSATION 7.1 Basis of Compensation The Company will pay the Contractor the fees and applicable rates as set forth in Annexure A in consideration of and as full compensation for performance by the Contractor of all its obligations under this Agreement. No payments shall be due to the Contractor other than those specifically mentioned in this Agreement. 7.2 Downtime 7.2.1 Contractor shall not be entitled to any payment for Downtime. 7.2.2 "Downtime" means and includes time the Contractor's Items are not available when called upon for the Services due to repair, replacement, inspection or maintenance of the Items or are available, but not in proper working order and recording cannot be performed, or any other reason resulting from Contractor’s inability to provide Services to specification, but does not include Standby Time, time incurred repairing damage caused by the environment in the Operations area, providing such damage is not due to negligence by the Contractor. 7.2.3 In the event of any delay in the supply of Contractor’s Items or Personnel at mobilisation or any mechanical failure, inspection or maintenance of a Contractor's Item during the term which does not result in a suspension of Services, but results in Services being slowed down or carried out less efficiently, the amounts payable to the Contractor shall be reduced in a direct relation to the percentage that Services are carried out less efficiently or are slowed down as agreed by the Designated Representatives of the respective Parties, but failing agreement by them, as determined by an Expert pursuant to Clause 18. 7.2.4 No compensation shall be payable for any time incurred to satisfy any work order from the any

-27- Government authorities in relation to a matter which is the responsibility of the Contractor during which the Contractor is not able to perform the Services as directed by the Company. 7.2.5 The provisions of this Clause 7.2 shall be without prejudice to any other remedies the Company may have at law or otherwise. 8. INVOICES, PAYMENTS, AUDIT 8.1 The Contractor's Invoices 8.1.1 The Contractor shall submit a GST compliant tax invoice to the Company for Services performed and reimbursable charges incurred hereunder during each calendar month within 15 days of the end of that month, but in any event not later than 6 months. The Company shall not be liable for, and the Contractor hereby releases the Company from, payment of any invoices submitted more than 6 months after completion by the Contractor of all Services performed notwithstanding any rule of law to the contrary. 8.1.2 All invoices shall be in accordance with the reports described in Clause 3.3 and other such charges as have been approved by the Company. All invoices shall include the Agreement Number. 8.2 Time / Place of Payment Subject to Clauses 8.5 and 17, the Company shall pay the Contractor's invoices within 30 days of receipt thereof. All payments shall be made by the Company in the manner and to the account as stated in the Contractor's invoice. 8.3 Interest on Late Payments Undisputed portions of invoices and invoices not paid within 30 days shall bear interest at the rate of 1% per month or pro-rata for part thereof. 8.4 Currency of Payments References to monetary amounts herein are (unless otherwise specified) in US$ and all payments required to be made by the Company to the Contractor pursuant to this Agreement shall be made in US$. If any currency conversions are required pursuant to the Agreement, the calculation shall be based on the Reserve Bank of Australia rate (RBA rate), being the unit of foreign currency per $A calculated by the RBA at 4:00pm Australian Eastern time on each business day, for the day before the date of issue of the relevant invoice or as otherwise agreed, permitted or required by applicable GST legislation. 8.5 Withholding from Invoices The Company will have the right to withhold payment of any portion of any invoice or statement presented by the Contractor and shall advise the Contractor of the reasons for the withholding within 30 days of the receipt of the invoice for: (a) reasonable verification thereof until the Contractor has provided the verification to the satisfaction of the Company. Interest will not be payable on the amount withheld. The Contractor shall not be entitled to discontinue the Services by reason only of non-payment of a disputed invoice where the dispute has not been resolved; (b) withholding income tax or other taxes as required by Australian law provided the Company promptly pays the withheld amount to the respective government authority. Company shall provide Contractor with all receipts in respect of payment of the amounts so withheld within 30 days of making such payment; and (c) amounts owing by the Contractor to the Company pursuant to the provisions of this Agreement.

-28- 8.6 Disputes Where there is a dispute as to the amount payable to the Contractor in respect of any invoice, the parties shall use their best endeavours to resolve the dispute promptly and fairly and the Company shall pay the amount agreed or found to be due at law within 30 days of such agreement or finding. Any portion of the amount which is not in dispute shall be paid in accordance with Clause 8.2. The Contractor shall continue to perform the Services pending the resolution of any dispute aforesaid. 8.7 Payment without Prejudice Payment of an invoice shall not prejudice the right of the Company to question the correctness of the same provided the question is raised not later than 2 years after the date of payment. 8.8 Audit The Company or its authorised representatives shall have the right to examine any books, records and other documents of the Contractor directly pertaining to costs when such costs are the basis of compensation to the Contractor hereunder. The Company will give the Contractor reasonable notice of such intended examination. The Company recognises that it’s right to examine any books, records or other documents:- (a) shall not include any inquiry into the Contractor's general overhead or profit margins, and (b) shall not require the Contractor to maintain any such books and records for a period in excess of 2 years after the completion of the Services. 9. PAYMENT OF TAXES AND GST 9.1 Taxes Contractor shall be responsible for, and shall hold Company harmless from, the reporting, filing and payment of any Australian taxes, duties, charges or fees (and any related fines, penalties or interest) imposed directly on Contractor or its subcontractors, employees, agents or servants as a result of Contractor’s performance of this Agreement including: (a) All income or other Australian taxes imposed upon Contractor or its subcontractors on account of earnings; (b) All Australian taxes assessed or levied against or on account of salaries or other benefits paid to the agents, servants and employees of Contractor or its subcontractors; and (c) All fines penalties additional Australian taxes (excluding Goods and Services Tax) and interest pertaining to any of the above taxes arising from or as a result or consequence of the non- performance by Contractor under this Section. Prices and rates quoted in this Agreement (including all Annexures and Schedules) are based on fiscal and other legislation, treaties and agreements in force at the time of commencement, and their current application in Peru. 9.2 GST “GST”, “Supply”, “Taxable Supply”, “Tax Invoice”, “Adjustment Note”, “Input Tax Credit”, and “Recipient” have the same meaning as provided under A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth of Australia). Unless otherwise agreed, if GST is or becomes payable on any Supply made under this Agreement, the consideration for that Supply is to be considered exclusive of GST and the person making the Supply may recover from the Recipient the amount of the GST at the same time and in the same manner as the consideration for that Supply is payable or at such later time that the person making the Supply becomes aware of the GST liability.

-29- If the Recipient is entitled to withhold a disputed portion of an amount on which GST is payable, the Recipient is not required to pay the non-withheld portion until the person making the Supply issues a replacement Tax Invoice or Adjustment Note permitting the Recipient to claim all applicable Input Tax Credits for the amount not withheld. Once the dispute regarding the withheld amount is resolved, the Recipient shall make payment of the applicable amount upon receipt of a further Tax Invoice or Adjustment Note issued by the person making the Supply. 10. INSURANCE 10.1 Coverage Without limiting the Contractor's liabilities or obligations contained herein, at all times during the term of this Agreement the Contractor shall arrange for the following insurances to be maintained with reputable companies with provision of 30 days' written notice to the Company in the event of cancellation and non- replacement: (a) Workers' Compensation Insurance as required by law, including Common Law Liability; (b) General Public Liability Insurance for death, personal injury and property damage to an amount of not less than A$20,000,000 for any one occurrence; (c) Insurance to cover loss of or damage to the Contractor's Items (for their full replacement value) except such risks as the Company is liable for under Clause 11.1; (d) Hull and Machinery Insurance on Contractor’s owned Vessel to the full replacement value of the Vessel; (e) Protection and Indemnity Insurance in an amount of not less than US$5,000,000 including pollution originating from above the surface and indemnity in respect of wreck removal. 10.2 Additional Insured Insurance Policies under Clauses 10.1.(b) and (e) shall provide that the Company is included as additionally insured as respects work performed by and to the extent of the liabilities assumed by Contractor under this Agreement and that the underwriters so waive their rights of recourse on the Company. 10.3 Verification The Contractor shall furnish certificates of insurance to the Company no later than 30 days prior to commencement of work and of all renewals thereafter. 10.4 Default If the Contractor fails to produce certificates of insurance then the Company may, at its option, either itself arrange such insurance and recover the reasonable premiums payable in respect thereof from the Contractor or deduct same from any amount due or becoming due to the Contractor, or may refuse to make any payments otherwise due to the Contractor until such policies or evidence are produced. 10.5 Prejudicial Activities The Contractor shall not knowingly do any act which provides grounds for an insurer to refuse payment of any claim. 10.6 Claims The Contractor shall in the event of any loss, injury, damage or claim do all things necessary to obtain the full benefit of all the said insurances including, but without limitation, the giving of prompt notice of any loss or claim.

-30- 11. LIABILITIES AND INDEMNITIES 11.1 Indemnity (a) Property (i) Company Group’s property The Company shall be responsible for and shall save, indemnify, defend and hold harmless the Contractor; (ii) its parent, subsidiary and affiliated or related corporation(s), partnership(s), and limited liability companies; its officers, directors, shareholders, employees, agents, assigns, representatives, managers, and consultants of all of the foregoing the “Contractor Group” from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from loss of or damage to property of any of the Company Group (whether owned, hired, leased or otherwise provided by or in the possession or control of any of the Company Group) arising from or relating to the performance of this Contract regardless of the negligence in any form or breach of duty (statutory or otherwise) of any member of Contractor Group. (ii) Contractor Group’s property The Contractor shall be responsible for and shall save, indemnify, defend and hold harmless the Company; (ii) its parent, subsidiary and affiliated or related corporation(s), partnership(s), and limited liability companies; (iii) the contractors and subcontractors (of every tier) of (i) and (ii) above; and (iv) the officers, directors, shareholders, employees, agents, assigns, representatives, managers, and consultants of all of the foregoing “Company Group” from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from loss of or damage to property of any of the Contractor Group (whether owned, hired, leased or otherwise provided by the Contractor Group) arising from or relating to the performance of this Contract regardless of the negligence in any form or breach of duty (statutory or otherwise) of any member of Company Group. (b) Personnel (i) Company Group’s personnel The Company shall be responsible for and shall save, indemnify, defend and hold harmless the Contractor Group from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from personal injury including death or disease to any person employed by any of the Company Group arising from or relating to the performance of this Agreement regardless of the negligence in any form or breach of duty (statutory or otherwise) of any member of Contractor Group. (ii) Contractor Group’s personnel The Contractor shall be responsible for and shall save, indemnify, defend and hold harmless the Company Group from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from personal injury including death or disease to any person employed by any of the Contractor Group arising from or relating to the performance of this agreement regardless of the negligence in any form or breach of duty (statutory or otherwise) of any member of Company Group. (c) THIRD PARTY CLAIMS (i) THIRD PARTY PERSONNEL AND PROPERTY The Contractor shall be responsible for and shall save, indemnify, defend and hold harmless the Company Group from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from personal injury including death or disease to any third party or loss of or damage to the property of any third party to the extent

-31- that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of any of the Contractor Group in connection with the performance of this agreement. The Company shall be responsible for and shall save, indemnify, defend and hold harmless the Contractor Group from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from personal injury including death or disease to any third party or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of any of the Company Group in connection with the performance of this agreement. For the purpose of this clause, “third party” shall mean any party other than members of the Contractor Group and Company Group. 11.2 Consequential Damages If any breach or default of this Agreement gives a party a right to damages, such damages shall be limited to damages for direct and reasonably foreseeable loss attributable to such breach or default. Notwithstanding any other term or condition of this Agreement, each party covenants to the others that it shall not make any claim or enforce any liability or indemnity against any other party for any loss of generation, production, revenue or profit (other than revenue or profit derived directly from payments for goods or services already delivered under the express terms of this Agreement) or business opportunity or for any other indirect or consequential cost, loss, expense or damage (including any claim for special or punitive loss or damages) howsoever arising in respect of any circumstances under or in relation to this Agreement or to the performance or non-performance of the Services. 11.3 Tape Liability The Contractor shall be responsible to the Company for any loss or damage to any data tapes or records relating to the Services occurring prior to the delivery of the tapes or records to a Courier selected by the Company as provided in Annexure A. In the event of loss or damage to the field tapes prior to delivery to the courier or if the Company notifies the Contractor of any loss or damage within 21 days of the Company’s receipt of the data tapes Contractor shall, at the Company’s option, either: (a) re-record corresponding tapes in order to re-acquire the lost or damaged data, if the needed recording vessel(s) are still in the general area relating to the services or within a reasonable time to be agreed with the Company if the vessel is not in the vicinity of the Operations Area; or (b) refund the sum payable to another Seismic Contractor for acquiring the lost or damaged data. Notwithstanding the above, if Company requires the use of a specific common carrier to transport the seismic data tapes, then Company shall bear the risk of loss, damage or destruction of the tapes during such transport and Contractor shall bear no liability therefore. The above sets out the entire liability of Contractor and Company’s exclusive remedies in the event of lost or damaged data tapes or records. 11.4 Data Storage Unless specifically and separately contracted and paid for, Contractor assumes no liability for, and shall not be responsible for, any gratuitous bailment or storage requested in writing by Company in addition to the Services of any seismic data, whether on tape, in physical sections, in computer memory or in any other form whatsoever, Contractor shall not be liable for any damage, destruction, loss or theft of any such seismic data and Company agrees to defend, indemnify and hold Contractor harmless from any and all claims brought by third parties in relation to such seismic data. 11.5 Patent Infringement The Contractor represents and warrants that the use or construction of the Contractor's Items does not infringe any licence or patent, which has been issued or applied for. The Contractor further agrees to indemnify and hold harmless the Company from any claims, demands and causes of action arising out of

-32- any infringement of patent, design, trademark, or trade name, copyright or other protected right arising out of the furnishing of or use of the Contractor's Items by Contractor. 11.6 Indemnity as to charges 11.6.1 The Contractor shall indemnify and hold the Company harmless from and against any costs, charges fees and losses incurred as a result of defending any charges laid by any governmental authority against the Company directly arising solely from the Contractor’s wrongful or negligent act or omission in providing or in connection with the Services. 11.6.2 The Company shall indemnify and hold the Contractor harmless from and against any costs, charges fees and losses incurred as a result of defending any charges laid by any governmental authority against the Contractor directly arising solely from the Company’s wrongful or negligent act or omission in connection with the Services. 11.7 Indemnity Application 11.7.1 Except as otherwise specifically provided in this Agreement, the indemnities and exclusions of liability contained in this Agreement shall apply without regard to the cause or causes thereof including, but not limited to strict liability, breach of warranty (express or implied), pre-existing condition (patent or latent) or the negligence of any party or parties, including the party indemnified or benefiting from an exclusion of liability and any of its subcontractors employees, servants or agents and whether such negligence (excluding gross negligence or wilful misconduct) be sole, joint or concurrent, active or passive, and whether the claim is based on common law, civil law, maritime law, or statute. 11.7.2 The indemnities contained in this Agreement : (a) in favour of the Company shall be deemed to extend to the Participant, its affiliated companies, its contractors (excluding the Contractor) insurers and their respective employees, directors, officers and agents all to the extent that they are involved in the Services; (b) in favour of the Contractor shall be deemed to extend to the Contractor's sub-Contractors of any tier, it’s subcontractors’ affiliated companies, and their respective employees, agents, officers, directors, representatives and agents all to the extent they are involved in the Services; (c) in favour of individuals shall be deemed to extend to dependants, heirs, executors and assigns; and (d) shall survive the termination of this Agreement for whatever reason and shall be continuing obligations in regard to equipment furnished, personnel provided, or the Services performed. 11.8 Pollution Contractor shall be liable for and shall release, defend, indemnify and hold harmless the Company from and against any and all claims related to or arising from pollution (including control and removal thereof) emanating from Contractor’s equipment and vessels during the performance of this agreement regardless of the negligence in any form or breach of duty (statutory or otherwise) of the Company, its employees, agents, representatives or subcontractors. 11.9 Exclusion zone The parties acknowledge that in the performance of the Services, Contractor would not normally be required to operate within a 500 metre radius of any offshore Installation. In the event the Company requires the Contractor to operate within a 500 metre radius of any offshore Installation, then notwithstanding any provisions to the contrary in this agreement, Company shall be liable for and shall release, defend, indemnify and hold harmless Contractor, its employees, agents representatives or subcontractors from and against any and all claims relating to and/or arising from such operations including claims relating to and/or arising from the loss of or damage to any property of any type,

-33- regardless of the negligence in any form or breach of duty (statutory or otherwise) of the Contractor, its employees, agents, representatives or subcontractors. For purpose of this clause, “offshore Installation” shall mean: (i) a fixed permanent oil and gas platform, (ii) a floating, production, storage and off take vessel, (iii) a semi-submersible or jack-up drilling unit, (iv) a pipe lay vessel, (v) a well intervention vessel or any other vessel or installation, (vi) or other object connected to the seafloor or otherwise not readily removable. 12. ASSIGNMENT The Contractor shall not assign this Agreement in whole or in part, nor sublet or subcontract any portion of the work under this Agreement, without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such consent shall not relieve the Contractor of its obligations hereunder unless specifically stated therein. The Company reserves the right to assign its rights under this Agreement at any time and from time to time during the term. Such assignment shall not relieve the Company of their obligations under this Agreement. 13 FORCE MAJEURE 13.1 Definition For the purposes of this Agreement, Force Majeure means any act, circumstance or event beyond the reasonable control of either of the parties, including but not limited to earthquakes, cyclones, fires, storms or other acts of God, whether similar or dissimilar, industrial disputes (except those initiated or substantially contributed to by Contractor or Contractor's personnel) and dispositions or orders of governmental authority (whether such authority be actual or assumed) but shall not include lack of funds or economic hardship or the events listed in section 2.1 of Attachment 4 of Annexure A. 13.2 Relief from Obligations If, by reason of Force Majeure, the Contractor's performance of this Agreement is prevented or delayed or the Company is unable to make use of the Contractor's Items and Services under this Agreement, the party so affected shall be relieved of its obligations under this Agreement (other than payment by the Company of the Force Majeure Rate) while the Force Majeure continues provided that the Contractor has strictly complied with clause 13.3. 13.3 Notice In such event, such party shall give written notice to the other party by the fastest means of communication available, specifying the circumstances which that party believes constitute Force Majeure and the estimated duration thereof, and shall make all reasonable efforts to relieve such Force Majeure condition. 13.4 Extended Suspension Notwithstanding the foregoing, it is expressly agreed that should an act of Force Majeure occur causing the suspension of the Services for a period of 7 days or more, the Company shall have the right to terminate this Agreement by giving the Contractor 5 days written notice to that effect.

-34- 14 NOTICES Except as otherwise specifically provided in Clause 15.1 or elsewhere in this Agreement, all notices and other communications required to be given hereunder must be given in writing. Transmittal shall be by prepaid certified or registered mail with delivery confirmation receipt requested, or in person with a copy of the notice or communication signed as received by the receiving party, or by facsimile at the appropriate address as provided in Annexure A (or other address from time to time notified by a Party thereof to the other party) and shall be effective from the time of receipt thereof. Notices and other communications shall be deemed to have been received upon delivery or, for those sent by certified or registered mail on the second day after posting and those sent by facsimile, on the next business day following successful transmission. 15 DESIGNATED REPRESENTATIVES 15.1. Authority The Company and the Contractor shall each appoint a Designated Representative (to be present at the Operations Area) for the purpose of giving or receiving any instruction, information or notice which should or may be given to or by the party he represents in regard to the Services. The Designated Representatives shall not, without express written authority, be entitled to vary or terminate this Agreement or approve any invoice or compromise or settle any claim by or against, or waive any right of the party he represents. 15.2. Appointment The Company and the Contractor hereby appoint the persons as stated in Annexure A respectively as their Designated Representative. Such appointments may be changed from time to time by notice in writing from the appointing party to the other. The foregoing shall not exclude the giving or receipt of any instruction, information or notice by any other authorised person or means permitted or required under this Agreement or at law. 16 CONFIDENTIALITY 16.1 Obligations of the Parties The Contractor recognises the confidential nature of the Operations of the Company, and the Contractor shall respect such confidentiality and shall keep secret and confidential and shall not directly or indirectly disclose to any third party any information relating to the business affairs, work, investigations or operations of the Company including data, Surveys, specifications, drawings, design features, records, reports, accounts or other documents or things supplied or which come into the Contractor's possession and the Contractor shall take or cause to be taken such precautions as may be necessary to maintain such secrecy and confidentiality and prevent such disclosure of the same and the Contractor will use its best endeavours to ensure that its employees, agents and sub-Contractors also respect such confidentiality. Company shall maintain confidential and shall at no time without the prior written agreement of the Contractor use, reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to use, peruse or copy any documents, drawings, data, computer software or other information belonging to or relating in any way to the business and affairs of the Contractor (including any specifications, techniques, know-how, procedures or equipment used or provided by the Contractor in performing the Services) which may be disclosed to or learnt by Company in connection with this agreement. Company shall endeavour that all contractors, employees, agents or servants of Company and any other contractors associated with the Services shall observe the same obligations in respect of any documents, drawings, data, computer software or other information referred to above which may be disclosed to or learnt by them in connection with or as a result of their activities in connection with this agreement.

-35- 16.2 Press Releases The Contractor shall not issue any news releases, advertising, publicity or promotional material relating to the Services to be performed herein without the prior written approval of the Company. 17 DEFAULT 17.1 Right to Withhold Payments Without prejudice to any other provision of this Agreement or any other remedies at law, if the Contractor fails to perform or observe any obligation, terms, condition or stipulation contained in this Agreement which is to be performed or observed by it, then the Company may, without prejudice to any other right that the Company may have under this Agreement and without prior notice to the Contractor, withhold payment of any amount payable to the Contractor under this Agreement that relates to the failure to perform or observe any obligation, terms, condition or stipulation until the matter is remedied or until such earlier time as the Company may determine. 17.2 Notice The Company shall notify the Contractor of the details of any amount withheld by the Company pursuant to Clause 17.1 in writing at the time that the payment would, but for this condition, be due to the Contractor. 18. EXPERT 18.1 Appointment Where, by the terms of this Agreement, it is provided that any matter in dispute may be referred to an Expert or in the event of there being any dispute between the parties or any of them (other than any dispute as to the interpretation of this Agreement) as to the rights obligations or interests of the parties under any of the other provisions the dispute may by agreement of the parties in dispute in either case be referred to an Expert in accordance with the following provisions: (a) if the parties can agree upon the person who is to be appointed as the Expert within 7 days (unless the Operations are currently underway, then the time shall be reduced to 24 hours) of the Date of Reference (being the date upon which the parties in dispute agree to refer the matter to an Expert) the matter in dispute shall thereupon be referred to such Expert; (b) if the parties cannot agree on the appointment of an Expert within the period of 14 days they will forthwith and in any event within 1 month of the Date of Reference, each appoint an expert and those experts between them will appoint an Expert to whom the matter in dispute shall be referred; (c) if a party fails to appoint an expert in accordance with the provisions of (b) above then if one expert has been appointed then that expert shall thereupon be deemed to be the Expert appointed pursuant to the provisions of this Clause 18 and the matter in dispute shall be referred to that expert accordingly (d) if the experts appointed by the parties under (b) above fail to appoint an Expert within 7 days of the Date of Reference any party to the dispute may ask the Chairman for the time being of Australian Petroleum Production and Exploration Association Limited to appoint an Expert and the matter in dispute shall thereupon be referred to the Expert appointed by the Chairman; and (e) all moneys awarded by an Expert (including all moneys awarded for damages hereunder and/or the costs of reference to the Expert) shall attract interest at 15% and shall be compounded on a monthly basis. Such interest shall accrue on and from the date that each dispute was first referred for determination in accordance with the provisions of this Clause 18. All moneys awarded by an Expert in accordance with the provisions of this Clause 18 (including interest due thereon) shall be paid within one month of the Expert's determination.

-36- 18.2 Performance to Continue Notwithstanding the fact that any matter in dispute between the parties is to be referred or has already been referred to an Expert, the parties shall continue to observe and perform their respective obligations and duties hereunder as if no such dispute had arisen. 18.3 Determination Binding In the event of a reference to an Expert, his opinion shall be final and binding on the parties in dispute. 18.4 Not Arbitration In making his determination the Expert shall act as an expert and not as an arbitrator and the provisions of the Commercial Arbitration Act 1985 shall not apply.

-37- ANNEXURE C AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES COMPLIANCE WITH STATUTORY REGULATIONS (PART 1 - THE CONTRACTOR) In addition to any other requirement of the Agreement, the Contractor shall comply and take all reasonable efforts to ensure that the Contractor's Personnel comply with the requirements of the provisions of all statutory requirements and regulations, and with the lawful requirements of public, municipal and other authorities in any way affecting or applicable to the performance of the Services. Without limiting the generality of the foregoing the Contractor shall ensure that: (a) any Contractor's Items to be supplied or furnished by it hereunder shall comply with the requirements and standards of all laws, regulations and directions; (b) each person employed by the Contractor (either directly or indirectly through a subcontractor or third party) is familiar with the Schedule and emergency response manuals to the extent relevant to that person's employment or purpose at the worksite upon arrival at the worksite or prior to the performance of any work or services as the case may be and that each person will observe and comply with, the requirements applicable to the area of operation while at the worksite during the performance of the Services; and (c) provide confirmation that each person referred to in (b) above confirms in writing in a form provided by Operator that he has been made familiar with the requirements of the Schedule and an undertaking that he will so comply. The Contractor shall ensure that each subcontractor provides to the Operator an undertaking to comply with the "Specific Requirements" on the form in Part 2 or other approved Form. Dated this day of 2012 For and on behalf of the Contractor: (Signature) (Name of authorised signatory)

-38- (PART 2 - SUBCONTRACTORS) Name of Contractor ________________________________________ Name of Subcontractor ________________________________________ Subcontract Services ________________________________________ The undersigned is a subcontractor to the Contractor for the performance of the services and hereby confirms that it and its personnel are familiar with the requirements of the statutes and regulations to the extent that those requirements apply to the Subcontract Services: Dated this day of 2012 For and on behalf of the Sub-Contractor: (Sub-Contractor’s name) (Name of authorised signatory) (Signature)

ANNEXURE D

AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES

ACQUISITION PARAMETERS & QUALITY CONTROL STANDARDS

1 GENERAL

1.1 Location

The Surveys are located as shown in Annexure E of this agreement

1.2 Survey Size

3D data acquisition will total approximately 195 square kilometres in size.
2D data acquisition will total approximately 135 line kilometres in size

The **Company** reserves the right to increase/decrease the program by a factor of *25%* of the stated totals. Notification of any modification to the program size will be made in writing to the **Contractor** prior to completion of the assigned program.

1.3 Water Depth

The data acquisition is in open water with no surface obstructions. The 3D survey area covers a number of shoal areas which, according to marine charts rise to approximately 22 metres (LAT) in the shallowest area. These areas may result in unpredictable currents and feathering. Tides in this area are of low magnitude, 1 to 2 metres. Recognition of these facts will allow the Contractor to complete the assigned program safely, as prevailing conditions allow, without endangering the personnel, vessels or equipment and without causing delays as a result of the water depths.

1.4 Start Date

The start date for the Operations will be 6 December 2012, but no later than the 14 December 2012,

1.5 Vessel Positioning and Navigation

Contractor will supply the navigation and positioning systems required to conduct the Operations to the required specifications.

1.6 Supervision

The **Contractor** will provide qualified and experienced QC personnel capable of providing total quality control of all seismic and navigation data acquired. The **Company** will also supply qualified and experienced QA personnel.

2 ACQUISITION PARAMETERS

2.1 For 3D Data Acquisition Services

Streamer

Number of streamers	:	Minimum 4
Streamer length	:	6000m
Group interval	:	12.5m
Streamer Separation	:	100m
Streamer Depth	:	7 metres

Source

Type	:	Tuned Airgun Array
Source volume	:	3080_ cubic inches
Number of sources	:	2
Number of sub arrays/source	:	2

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Source operating pressure	:	2000 psi
Source Separation	:	50 metres
Shot Point Interval	:	18.75m flip-flop
Source Depth	:	5 metres
Offset	:	Approximately 120 metres

Recording System

Low Cut	:	3Hz @12dB/Oct (or similar)
High Cut	:	206Hz @276dB/Octave (or similar)
Record Length	:	6 secs
Sample Rate	:	2 ms
Recording Format	:	SEG-D
Media	:	IBM 3590/3592

2.2 For 2D Data Acquisition Services

Streamer

Number of streamers	:	1
Streamer length	:	8000m
Group interval	:	12.5m
Streamer Separation	:	100m
Streamer Depth	:	7 metres

Source

Type	:	Tuned Airgun Array
Source volume	:	3080 cubic inches
Number of sources	:	1
Number of sub arrays	:	2
Source operating pressure	:	2000 psi
Shot Point Interval	:	25 metres
Source Depth	:	5 metres
Offset	:	Approximately 120 metres

Recording System

Low Cut	:	3Hz @12dB/Oct (or similar)
High Cut	:	206Hz @276dB/Octave (or similar)
Record Length	:	8 secs
Sample Rate	:	2 ms
Recording Format	:	SEG-D
Media	:	IBM 3590/3592

3 QUALITY CONTROL STANDARDS

3.1 Standards

These standards will be strictly adhered to. However, the **Company**'s Quality Control Supervisor will have the right to suitably alter them in order to accommodate the variable operating conditions.

Contractor shall evaluate data quality using all available systems. At the start of the Operations all equipment shall comply with all technical specifications. During each 24-hour period, daily instrument tests shall be undertaken and analysed, and results submitted to the **Company**'s quality control supervisor for approval.

3.2 Requirements During Mobilisation

During mobilisation **Contractor** shall undertake the following and inform **Company**'s quality control supervisor of the results before sailing:

- Provide a copy of recent performance statistics for streamer compasses.
- Provide recent Gyro compass calibration, calculated from static or dynamic observations.
- Monthly seismic instrument tests, which must be no less than 48 hours old.

-40-

-41- • Provide a list of onboard equipment spares. When on location during streamer deployment Contractor shall provide the following: • Streamer configuration and deployment diagrams • Antenna diagrams and location of any navigation reference points • Printout of all Survey parameters input into INS • Results of analysis of monthly instrument tests 3.3 Unacceptable Misfire Rates A line or line segment shall not be accepted if there are: 8 or more consecutive misfires, 12 misfires in any 24 consecutive records, 16 misfires in any 40 consecutive records The cumulative misfires shall not exceed 5.0% for a line or line segment or 2.0% for the Survey. Definition of a Misfire Any one of the following shall be considered as a misfire: • No seismic data recorded (or incomplete record) • No navigation data recorded (or incomplete record) • Loss of time zero • No shot fired • Tape parity error • Data extraction errors • Source synchronisation error • Acquisition/recording parameters do not meet performance specification • Recording instruments do not meet performance specification • Streamer parameters and performance do not meet performance specification • Streamer feathering exceeds performance specifications • Streamer noise levels exceeds performance specifications • Streamer balance/depth do not meet performance specification • Number of bad streamer channels do not meet performance specification • Source signature does not meet performance specification • Source volume does not meet performance specification • Air pressure does not meet performance specification • Source timing and/or synchronisation does not meet performance specification • Source depth does not meet performance specification • Failure of source depth indicators for any particular gunstring • Vessel primary positioning does not meet performance specification • Source positioning does not meet performance specification • No gyro information • Fathometer not operating for more than 5 kilometres unless an alternate method of depth determination is readily available. • Any QA system not operating for more than 5 kilometres, in real time or post processing. 3.4 Acquisition Procedures and Minimum Line Lengths All of the following acquisition procedures and minimum line lengths shall be met/ adhered to: • Line run-in distance shall be sufficient to ensure that the streamer is optimally positioned prior to the start of acquisition on each sail line, unless otherwise approved by the Company Quality Control Supervisor • Guns shall be fired in sufficient time prior to start of line to allow for warming up and tuning. • Source firing shall be initiated with a single gun or cluster. • Single guns or clusters will be added to the source after each 3 shots until operational volume is achieved.

-42- • Line run outs to achieve full fold coverage are required at the end of each line • The minimum acceptable line segment shall not be less than 1 streamer length. • The maximum number of allowable line segments per line shall be 3. • Any line re-shoot shall be recorded in the same direction as the original line. • Line naming convention will be as follows Sail line numbers will have the format CCYYLLLLXSSS, where: CC is the Company/Survey Identifier YY is the Year of Acquisition LLLL is the Sail Line Number X is the Shooting Code P for prime, A/B/C for reshoot or resumed line, J/K/L for infill SSS is the Acquisition Sequence Number • Resumed lines will bear a suffix such that A represents a second attempt, B a third attempt etc. • Every line attempt shall be accorded a unique consecutive number regardless of whether the line is accepted or subsequently rejected (Sequence Number). • Shot number convention will be such that the ends of the lines with the lowest shot numbers will all be aligned towards one side of the Survey. As such lines will have incrementing or decrementing shot numbers depending on the direction of shooting. • The practice of incrementing shotpoints by 1,000 or 10,000 etc. for re-shoots shall not be used. 3.5 Energy Source For each of the airgun arrays used for the Operations, a synthetic signature report and the Frequency Spectra must be supplied together with the exact gun sizes, depth, the delay time for the guns and any other data used to produce the above report and the frequency spectra. Synthetic signatures shall also be run to support proposed gun drop specifications. No change in the airgun parameters, including gun drop specifications, must take place without re-running the synthetic signature and gaining approval from the Company’s Quality Control Supervisor. Validity of the above information will be established prior to the start of the Operations. Source Minimum Requirements Energy source shall meet all of the following minimum requirements. • The air pressure shall be displayed in the recording room and recorded on the seismic tape; • Individual guns shall be monitored by a hydrophone and/or a transducer located as close to the centre of explosion as practical; • Source controller systems shall be able to: o detect and display the fire time of each individual gun relative to the fire command time to an accuracy of 0.25 milliseconds; o display individual timing errors graphically; o synchronise all guns within a specific time window; o provide alarms for: ? autofiring guns; and ? out of sequence firing (flip/flop); and ? single gun misfires. o determine standard deviation of timing errors for each gun at each shot and display graphically; and o at the end of each line produce a summary of gun performance during the line and display graphically. Source Performance Specifications A gun is considered to have misfired and shall be shut down under any one of the following conditions: • autofiring; • air leak; • variations in the near field signature, and/or • synchronisation more than ±1.25 millisecond from time zero.

-43- The following specifications shall govern the operation of the source(s). Individual records which do not meet these specifications shall be considered as a misfire: • malfunction of source controller system; • source depth exceeds ±1 metre from specified depth; • autofiring gun(s); • variations or inconsistencies in signature from shot to shot; • Average deviation in the 10 to 70 Hz bandwidth form the spectrum of the full array exceeds +/-1.5 dB. • Maximum deviation from the spectrum of the full array exceeds +/- 3 dB anywhere in the 10-70 Hz bandwidth. • loss of time break. Source QC Checks and Tests The following checks shall be undertaken prior to start of Operations and at any other time at Company’s Quality Control Supervisor's request: • signature evaluation using seismic QC and/or processing systems; • verification of delay between start of record and field time break; • verification that record length and speed are compatible with source re-cycle times; • measurement of towing ropes, wires and chains; • correct operation of source mask (flip/flop) identifier using single trace recorder or seismic QC system; and • verification of in-line source to near trace offset. 3.5.2 Gun Drop Specifications Full set of drop out specifications are inserted in Annexure G . 3.6 Seismic Streamers Contractor’s seismic streamers shall meet the following minimum requirements, performance specifications, and QC checks and tests. Streamer Minimum Requirements Contractor’s seismic streamer(s) shall meet the following minimum requirements. • The streamer skin shall be suitable for the area of operation; • Towing speed shall be between 4.5 and 5.5 knots (through the water); • Initial balancing shall be undertaken in the area of Operations, with depth controllers and modules in place and the vessel at Survey speed (nominally 5.0 knots) until the streamer is neutrally buoyant at the specified depth; • After streamer balancing, wing angles of depth controllers shall not permanently exceed 5º ; • Depth controllers shall be spaced not more than 300 metres apart; • Depth controllers shall be fitted with depth indicators; and • Streamer section depth indicators (other than depth controllers) shall be equally spaced midway between each depth controller (i.e. nominally 300 metres apart). Streamer Performance Specifications At a minimum, Contractor’s seismic streamer(s) shall meet the following performance specifications. Contractor shall endeavour to reduce the number of any bad traces at each new streamer deployment. The following specifications shall govern the operation of the streamer(s). Individual records which do not meet these specifications shall be considered as a misfire: • at the start of, or during a line the maximum number of bad traces per streamer shall not exceed: • 2 randomly distributed in any 80 or • 4 randomly distributed in any 160 or • 8 randomly distributed in any 320 or • 16 randomly distributed in any 640

-44- • the near trace shall always be operational • there shall be no more than 2 adjacent bad traces • the maximum number of bad traces in the near third of each streamer shall not be more than 1% of the total number of traces • average streamer depth shall not vary by more than ±1 metre from specified depth; and • maximum distance between depth indicators shall not exceed 400 metres. Bad Trace Definitions Any of the following conditions shall qualify as a bad trace: • Any hydrophone within a group is reversed polarity • Sensitivity down by more than 3 dB from manufacturer’s specifications; • Trace is dead; • Trace is spiking or wild; or • Signal distorted or out of phase by more than 30º or 1 millisecond. Streamer Noise Definitions Streamer noise shall be given in microbars RMS (Root Mean Square) and measured over the full recording cycle with recording filters and with the streamer at the specified tow depth. The following guidelines shall be used for determination of acceptable levels of coherent noise and swell noise, but shall depend on geophysical objectives. Whenever possible the use of onboard processing/QC systems shall be used to further evaluate the effects of noise on the data. In any case the final decision shall rest with Company in consultation with its Designated Representative. Ambient noise levels shall not exceed 250/(L) µbar for the first 10 traces, 100/(L) µbar for traces near the depth controllers and modules; and 62.5/(L) µbar, for all other traces, where L = group length in metres, and noise levels are measured through an 8 Hz low cut filter. Swell noise of up to 25 µbar can be tolerated if appearing on less than 5% of shot records on any line and is less than 2 seconds in duration. Higher noise levels may be acceptable subject to Company Quality Control Supervisor’s approval. Coherent noise shall be assessed according to the following: • amplitude of the interfering signal; • duration of the noise; • repetition and synchronisation of the interference; and • moveout of the interference. Constant interference up to 10 µbar shall only be tolerated up to a maximum duration of 4 seconds; As a general rule, coherent noise shall not exceed the following limits: Noise coming from astern of the streamer: Moveout Max. Noise (µbar RMS) More than 250 milliseconds 25 µbar 125-250 milliseconds 12 µbar 0-125 milliseconds 5 µbar Noise coming from ahead of the streamer: Moveout Max. Noise (µbar RMS) More than 2000 milliseconds 25 µbar 1400-2000 milliseconds 12 µbar 0-700 milliseconds 5 µbar

-45- Streamer Feathering As agreed with the Company’s on board Quality Control Supervisor and dependent on sea conditions. However, consistent matching of streamer feather angles on adjacent sail lines will be a critical factor in the data acquisition process. Maximum streamer feathering should be less than 10 degrees (<10 degress) Streamer QC Checks and Tests Trace polarity shall be in accordance with SEG (Society of Exploration Geophysicists) convention namely a compression wave shall produce a negative number on tape, downward deflection on camera monitor and a white trough on the trace recorder. Streamer sensitivity, electrical resistance, crossfeed and insulation shall be verified daily or at any time if requested by Company’s Quality Control Supervisor. Streamer sensitivity shall be evaluated from a series of fixed gain displays. Streamer noise tests shall be undertaken on the run in and at the end of every line and recorded on the production tape. A reference signal shall also be recorded on an auxiliary channel. During noise tests: • the vessel shall be at Survey speed (nominally 4.75 knots); • the recording settings shall be as per the specified acquisition parameters; and • the streamer shall be at the specified depth. The source to near trace in-line offset shall be verified at the start of each line by using waterbreak phones or acoustic devices or any other reliable method. A change in linear source to near trace offset of more than 1/2 group length from the mean shall be investigated and remedied. 3.7 Recording System Contractor’s recording system shall meet the following minimum requirements; performance specifications; and QC checks and tests. Recording System Minimum Requirements Contractor’s recording system shall meet all of the following minimum requirements: • The equipment shall be calibrated and meet manufacturer’s specifications; • Polarity shall be in accordance with SEG convention • Only new recording media shall be used. • Acceptable media is IBM 3590/3592 compatible cartridge tapes; • No data shall be recorded after the end of tape marker; • The last record on each tape shall be followed by a double EOF (End of File); and • The seismic channels shall be displayed on oscilloscopes. Recording System Performance Specifications Individual records which exhibit any of the following do not meet these specifications and shall be considered as a misfire: • loss of time zero; • tape parity errors; • data extraction errors; • loss of synchronisation between field time break and start of data; • loss of more than 3 channels; • performance below manufacturer’s specifications; • no data recorded; • incomplete record; • loss of multichannel monitor or section plotter for more than one (1) km • loss of fathometer for more than one (1)km

-46- Recording Instruments QC Checks and Tests Instrument tests shall be performed in accordance with manufacturer’s recommendations and/or Contractor's procedures approved by Company’s Quality Control Supervisor and shall comprise all of the following: Monthly tests for IFP (Instant Floating Point) systems shall comprise, but not be limited to, the following: • Preamplifier calibration; • Amplifier RMS noise and DC offset; • Equivalent input noise and offset referenced to 1 µvolt (with and without low cut filter); • Hydrophone group sensitivity; • Filter impulse response; • Harmonic distortion; • Cross feed checks; and • Dynamic range determination. Daily tests for IFP systems shall comprise, but not be limited to, the following: • Dynamic range determination; • Equivalent input noise and offset referenced to 1 µvolt (with and without low cut filter); • Streamer noise test; • Streamer continuity and leakage test; • Data transmission validity; and • Amplifier RMS noise and DC offset. Daily tests shall be recorded on media equivalent to that of the production tapes. Monthly tests shall be processed by Contractor onboard the vessel. Equipment which does not meet manufacturer’s specifications shall be replaced and another set of tests performed. A set of monthly tests shall be undertaken following any software and/or hardware changes. A polarity check shall be made at the start of the Operations and whenever a streamer section is replaced. Polarity may be determined by a tap test or evaluation of first break arrivals (if feasible). Multi-channel camera records shall be taken every 1 kilometre. Tapes All seismic data will be recorded on new magnetic tapes of Company approved manufacture and brand. Tape labels will be systematically annotated. Proper precautions will be observed in storing and transporting both new and recorded tapes. 3.8 Positioning and Data Quality Assurance 3.8.1 Integrated Navigation System (INS) Contractor’s integrated navigation system shall meet all of the following minimum requirements, binning display minimum requirements, recording requirements and filtering requirements. INS Minimum Requirements The system shall be able to determine in real time the location of the vessel, sources and all receiver arrays by integration of satellite positioning data, gyro compass data, streamer compass data, laser systems data (if used) and acoustic systems data at the same instant in time. Where time de-skewing is required to correct for age of data, this shall be kept to a minimum. The system shall be able to: • interface positioning data from satellite systems • record up to 20 lines of position and use up to 10 lines of position in a single computation, using a least squares solution, for both vessel, headbuoys and tailbuoys; • compute and display in real time residual range values for each LOP (Line of Position);

-47- • mix LOP's from multiple interfaced systems in a single computation; • compute and display in real time, • position differences between primary, secondary and tertiary systems • the locations of all positioning nodes on the towed Survey spread; • the location of all source and receiver positions in the Survey spread • compute and display in real time LOP geometry and the standard deviation of the least squares solutions; • navigate between 2 points in either great circle or grid line mode; • undertake seven parameter datum transformation calculations; • compute Survey line pre-plots; • display vessel progress along each Survey line to include speed and distance off-line; • compute and display coordinates in either geographic or rectangular coordinate systems referenced to the specified Survey datum, spheroid and projection; • generate an unambiguous remote display to facilitate steering of the vessel along the Survey line; • produce end of line QC plots in the form of histograms, scatter grams and time series plots for each system used for positioning and for each computation made by the INS, for end of line statistical analysis; and • generate shotpoint closures in either time or distance mode. INS Recording Requirements The system shall record to industry standard 3590 cartridge tapes, all raw positions solutions and sensor data in UKOOA (United Kingdom Offshore Operators Association) P2/94 format (other formats require Company approval). As minimum at each shot the following parameters shall be recorded: • time (UTC); • shot number; • all raw positioning data for all systems and sensors (radio, satellite, laser etc.); • primary position; • secondary position; • number of GPS (Global Positioning System) SV's (Satellite Vehicles) and ID's (Identifications) used with elevations; • GPS HDOP (Horizontal Dilution of Precision) and PDOP (Position Dilution of Precision) values; • standard deviation of the least squares position for primary system (or 95% horizontal error ellipse for DGPS (Differential Global Positioning System) systems); • standard deviation of the least squares position for secondary system (or 95% horizontal error ellipse for DGPS systems) • gyro heading and water depth. All C-O's, delays, propagation velocity factors shall be input into the INS software not the mobiles. Before the start of line a file containing all initialization paramaters shall be recorded containing: i) spheroid/datum parameters ii) projection parameters iii) wide area differential station locations iv) all antenna and other fixed offsets INS Filtering Where any form of filtering is applied to raw sensor data, the minimum filter value that is consistent with non-erratic navigation, shall be selected. In any case all raw unfiltered data shall be retained and recorded as specified. Company’s Quality Control Supervisor shall be informed regarding the application of smoothing filters. 3.8.2 Positioning Contractor shall verify all geodetic parameters, station coordinates and datum transformation parameters to be used for the work and shall ensure that these are correct and appropriate for the area of operation.

-48- Contractor shall provide the necessary onboard positioning and navigation quality control computers to achieve the specified accuracy and tolerances. DGPS Positioning Contractor’s DGPS positioning system shall meet all of the following specifications; including network minimum requirements; performance specifications; height aiding requirements; mobilisation requirements; QC checks and tests; streamer compasses; and towing geometry. Any Differential Global Positioning System supplied by Contractor shall have an acceptable proven QC system. Statistical testing utilising the F-test and W-test shall be carried out for each position fix to identify and eliminate systematic bias errors and range outliers. The 95% a-posteriori horizontal error ellipse of the 2-dimensional position shall be used as the basis for acceptance. For vessel positioning, the semi-major axis of the a-posteriori horizontal error ellipse shall not exceed 5 metres for at least 90% of shot points on a line and shall not exceed 7 metres for more than 5% of shotpoints on a line. In instances when the Marginally Detectable Error (MDE) indicates a possible horizontal movement of greater than 5 metres, the positions will be carefully investigated and other pertinent QC parameters checked.. Data latency shall be better than 10 seconds. Computation update rates shall be better than 3 seconds. DGPS Network Minimum Requirements Contractor’s DGPS network shall meet all of the following minimum requirements: • A minimum of 4 reference stations shall be continuously monitored from the mobile site; • Reference stations and mobile station shall monitor the same satellite constellation; • There shall be at least one monitoring station which shall be continuously manned (such monitoring station may be located at a reference station); • Spares complement of 100% (preferably in "hot standby" mode) including emergency generating power, for each reference station and monitor station; • Spares complement at the mobile installation shall be 100% to include receivers, antennas, cabling, power supply and computer hardware and software; • Transmission formats shall adhere to recognised standards e.g. RTCM-104 (Radio Transmission Common Code); • Distances from the Operations area to individual reference stations shall be kept to a minimum; • For “Local” DGPS systems, maximum distance from reference stations to Operations area shall not be more than 2000 kilometres. Wide Area DGPS systems with multi-reference station options shall be considered on a case by case basis. • Satellite prediction software with latest updated almanac shall be available throughout the Operations. Such software shall be used to plan Operations and identify any poor coverage windows. • Contractor or its subcontractor shall make every effort to verify there are no additional users of equipment, operating in or near to the Operations area, which transmit on a frequency or frequencies, likely to impair the performance of the system. DGPS Performance Specifications The following specifications shall govern the operation of the DGPS. Individual records which do not meet these specifications shall be considered as a misfire: For Vessel Positioning: Whenever possible the maximum available number of healthy satellites which meet minimum elevation criteria shall be used in any computation. A multiple reference station derived position may be used

-49- subject to the above requirements. Height Aiding Height aiding (i.e. where the equipotential surface is treated as a pseudo position line) may only be used if: • the physical variation in antenna height due to tide, pitch, roll and heave, is less than 2 metres • an average ellipsoid height has been determined from a statistically analysed dataset of continuous readings whose standard deviations are less than 2 metres. • it's use is minimal and in any case for never more than 30 minutes on any single Survey line DGPS Requirements During Mobilisation During mobilisation if possible, Contractor’s DGPS system shall meet all of the following requirements: • Integrity Monitor Check (as detailed in 2.5 not found??) • During the verification the complete fully interfaced installation, to include all reference stations, Contractor's INS, all hardware and software shall be verified; • During mobilisation the DGPS shall be installed in the proposed configuration for the Operations while the vessel is stationary at the dockside where the differential corrections can be correctly received; • DGPS positions shall be determined over a period of 30 minutes of good satellite coverage • A scatter plot shall be produced showing the distribution about the coordinated location from which the following shall be determined and provided: • mean excursion eastings; • maximum excursion eastings • mean excursion northings; • maximum excursion northings; • mean excursion height; and • maximum excursion height. • A similar check may be required at the end of the Operations or at any time during the Operations if necessary or if requested by Company’s Quality Control Supervisor. If Contractor cannot meet the above mobilisation requirements an alternative method of DGPS system calibration, acceptable to the Company, shall be clearly delineated and executed by the Contractor. DGPS QC Checks and Tests Contractor shall conduct all of the following QC checks and tests on Contractor’s DGPS system: • As a matter of routine monitor station information concerning status and health of all satellites shall be continuously available and monitored; • Internally generated quality control indicators such as HDOP, GDOP, PDOP, VDOP shall be continuously available and monitored; Streamer Compasses Where streamer compasses are to be used for determination of streamer feathering the following shall apply: • the latest value of magnetic declination (horizontal intensity) to be used shall be obtained from either latest IGRF (International Geomagnetic Reference Field) published tables or from a recognised magnetic observatory, and/or • Contractor shall provide information on the most recent dynamic verification check. Towing Geometry When the required geometry has been established, towing wires and chains shall be marked to ensure the geometry remains the same following each deployment. Near trace offset (i.e. the linear distance between centre source and centre near trace) shall not vary by more than ± 1/2 group length unless such variation is as a result of tides and/or currents influencing

-50- towing characteristics. During mobilisation the following components shall be accurately measured and documented: Streamer front end: • lead in; • stretch sections; • gun locations and distances; 3.9 Ancillary Equipment The following minimum requirements shall apply to all of Contractor’s ancillary equipment. Gyro Compass Minimum Requirements The following minimum requirements apply to Contractor’s gyrocompass: • One or more units are required and shall be interfaced to the INS; • The unit shall be calibrated against a known azimuth, during mobilisation while the vessel is stationary at the dockside or using statistics derived from dynamic observations; • Dockside calibrations shall be undertaken by an experienced Surveyor. Each gyro heading shall agree with the Surveyed azimuth to within 0.5º; • No dockside calibration shall be started until the gyrocompass has been allowed to stabilise for 2 hours; • Additional calibrations shall be undertaken during the course of the Operations and at the end of the Operations if requested by Company’s Quality Control Supervisor; • Contractor shall provide historical information regarding previous gyro calibration results; Single Trace Recorder Minimum Requirements The following minimum requirements shall apply to Contractor’s single trace recorder: • As minimum Contractor shall provide a method for displaying near trace data throughout the Operations. Such system shall be able to be used to assist in the detection of source out of sequence firing in multi-source Operations. Shot Record Monitor Minimum Requirements The following minimum requirements shall apply to Contractor’s shot record monitor: • Contractor shall provide a means for monitoring and displaying all seismic channels from which dead, weak, or otherwise bad or noisy channels may be identified and the level of noise quantified; • Records shall be annotated with date, line number and shot number and shall be taken at the beginning and end of each line and at intervals of 1 kilometre or as requested by Company Designated Representative. Fathometer Minimum Requirements The following minimum requirements shall apply to Contractor’s fathometer: • A dual frequency digital fathometer shall be available throughout the Operations; • The unit shall be calibrated in accordance with manufacturer’s specifications; • Every opportunity shall be taken throughout the course of the Operations to verify fathometer accuracy during port calls and/or when crossing well locations; • A diagram showing location of fathometer transducer relative to the primary antenna or navigation reference point shall be provided. Sound Velocity Measures A properly calibrated and working system shall be available throughout the Operations to periodically determine velocity of sound in water (from surface to sea bed) for use with all acoustic devices and for

-51- processing purposes. 4 DELIVERABLES 4.1 Brute Stack: A processing sequence should be implemented such that a single brute stack is produced for each vessel pass, the choice of source and streamer should be rotated between lines. The processing sequence should be designed such that noise is not attenuated and a true representation of recorded data is presented. Such a processing sequence may include (without limitation) the following steps; Trace Decimation Gain Recovery DBS Swell Noise and Linear Noise attenuation NMO correction – using either a regional function supplied by the client Post NMO mute – picked by onboard contractor processing staff Stack Gun and Cable correction TVF Amplitude balancing and display 4.2 Shot Gathers: Every 20 shots (configurable) – viewed interactively online, every shot. 4.3 f-k Plots: Every 20 shots (configurable) Rectangular time/trace window selected by client 4.4 RMS Analysis: Computed in two rectangular time/trace windows. One of the time trace windows is further analysed in three frequency windows. 4.5 Low Fold Cube A processing sequence should be implemented to allow the production of a Low Fold Cube which will include the near trace. The low fold cube should be merged with available navigation data and processed to a time of 1.0 second TWT. 4.6 SEG D Header Analysis Multiple SegD header attributes. 4.7 SEG Y Deliverables Concatenated brute stacks in SEGY format. Single Trace Cube in SEGY format preferred trace is 3 or 4. 4.8 On Line Displays Brute stacks Attribute analysis to optionally include Header Attributes, RMS analysis attributes Shot gathers (optional shot increment) f-k Plots (optional shot increment) 4.10 Survey Data Deliverables Contractor shall provide the following on completion of the Operations:

- Dual copies of all seismic field tapes.
- Digital Copies of all observer's logs and instrument test results in pdf format.
- Dual copies of Post plotted positioning data tapes in UKOOA P1/90 format upon completion of seismic data acquisition;
- Dual copies of All field raw positioning data tapes in UKOOA P2/94 format;
- Six copies of final post mission report of all field activity in pdf format; and
- Six copies of final post mission report of all navigation processing in pdf format.

Positioning Post Processing

Wherever possible **Contractor** shall process all positioning data onboard the Survey vessel and provide UKOOA P1/90 format tapes on completion of the work. Full quality control and processing of all positioning data is required.

Contractor shall undertake additional QC as necessary at **Contractor**'s offices onshore, on lines, which have been identified as being problematic, by either Quality Control Supervisor.

Contractor shall provide a full description of the equipment and algorithms used for the post plotting of all navigation and positioning data, together with a description of the quality control procedures for each phase of the processing.

5 OPERATIONS DATUM AND MAPPING PARAMETERS

All navigation systems used during acquisition will be operated using WGS84 as the reference datum. Ancillary systems which may require to work on a plane will use the following projection on the reference spheroid.

Projection	:	U.T.M.
Zone	:	52 S
Central Meridian	:	52 S
Zone Width	:	6°
False Northing	:	10,000,000
False Easting	:	500,000
Scale Factor along C.M.	:	0.9996

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6 CMP BINNING REQUIREMENTS FOR 3D ACQUISITION

The CMP binning system shall be capable of dividing each streamer into at least four equal (or near equal) segments to monitor offset distribution. The data shall be collected utilising flexible bins as specified below. Each of the selected segments of each streamer shall contain the full number of unique offset traces as specified below. The binning system shall utilise suitable graphical display capabilities so as far as to ensure that the required offset CMP distribution specifications have been achieved.

Cell flex is defined herein as the distance from the bin centre to the edge of the flexed cell, i.e. for a 25 metre bin width, a 100%flex is defined as each side of the cell being flexed by 12.5 metres (giving a total flexed cell width from edge to edge of 50 metres).

The following set of bin flexing parameters will be applied.

The spread will be steered to maximise the coverage on the Near Segment.

Binning Parameters	Streamer Segments			
	Nears	Near / Mids	Far / Mids	Far
Offset Range (metres)	0 - 1500	1500 - 3000	3000 - 4500	4500 – 6000
Nominal Fold Coverage	20 fold	20 fold	20 fold	20 fold
Flex Binning Technique	Linear taper	Linear taper	Linear taper	Linear taper
Static Bin Width	25 metres	25 metres	25 metres	25 metres
Flex at beginning of Segment	100%	150%	220%	320%
Flex at end of Segment	150%	225%	320%	450%
Near Trace Bin Width (Flexed)	50 metres	62.5 metres	81.25 metres	105 metres
Far Trace Bin Width (Flexed)	62.5 metres	81.25 metres	105 metres	137.5 metres
Coverage Parameters (with Flex applied)	Coverage (%)		Minimum Fold	
Near trace coverage	≥90%		18	
Near-Mid trace coverage	≥80%		16	
Near-Far trace coverage	≥70%		14	
Far trace coverage	≥60%		12	
Total			60	

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ANNEXURE E

AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES

OPERATIONS MAP AND COORDINATES

The following map and coordinates are subject to the final results of the migration aperture study.


Outline of Operations Area
Line 1
Line 2
Line 3
Beluga-1 Well
3D Survey Area
Timor Sea
Cootamundra Shoal
Marie Shoal

195 SQUARE KILOMETRES 3D BOUNDARY COORDINATES			
E	N	Latitude	Longitude
537523	8826166	10 37 07.11 S	129 20 34.95 E
537523	8817716	10 41 42.26 S	129 20 35.26 E
556432	8817716	10 41 41.40 S	129 30 57.73 E
556432	8818977	10 41 00.32 S	129 30 57.66 E
561124	8818977	10 41 00.06 S	129 33 32.11 E
561124	8826166	10 37 06.00 S	129 33 31.68 E

3 x 2D LINES 105 KILOMETRES FULL FOLD IN TOTAL			
E	N	Latitude	Longitude
Line 1 599610	8848628	10 24 51.79 S	129 54 36.10 E
608036	8823925	10 38 15.16 S	129 59 15.76 E
Line 2 605193	8823244	10 38 37.62 S	129 57 42.2 E
606610	8849685	10 24 16.70 S	129 58 26.2 E
Line 3 609747	8831646	10 34 03.63 S	130 00 11.25 E
557959	8824039	10 38 15.44 S	129 31 47.65 E
BEGULA-1 WELL LOCATION			
E	N	Latitude	Longitude
605608	8831150	10 34 20.20S	129 57 55.12E

-54-

-55- ANNEXURE F AGREEMENT FOR 2D AND 3D DATA ACQUISITION SERVICES HSE REQUIREMENTS 1.1 All activities will be carried out in accordance with the Company’s Environmental Plan for the Operations. If the Company employs a Marine Mammal Observer(s) to implement the Environmental Plan then all Contractor staff must accept the authority of the Marine Mammal Observer on matters involving marine mammals. 1.2 All activities will be carried out in accordance with the Project Management Plan, which will be developed by the Contractor and approved by the Company prior to commencement of the Operations. 1.3 Without limiting or in any way affecting the obligations of the Contractor to perform the Services, the Contractor shall comply with all legislative and Company health, safety and environment requirements relating to the safety of persons in relation to the provision of the Services in relation to the services. 1.4 The Contractor shall: (a) take necessary and reasonably practicable precautions to ensure the safety and health of its employees, Consultants, Subcontractors, suppliers, or any other person who may work on the data acquisition or any other place where Services under this Agreement are being performed, and shall take the same precautions in respect of all Company employees, agents, consultants, separate contractors, members of the public and any third party; (b) before commencing any work on data acquisition, provide and obtain Company’s approval of a HSE Policy and Management System which: (i) includes a risk assessment based on Oil & Gas Industry standard of activities to be performed to determine areas of risk, their level based upon an assessment and mitigation strategies to reduce the level of risk to ALARP (as low as reasonably practicable). A copy of the risk register is to be supplied to Company as well as updates against Risk Register actions including reports on progress of closure of actions; (ii) details how the Contractor will comply with its HSE obligations under the Services Agreement and in particular this Schedule; (iii) is consistent with Company's HSE Policies; (iv) is applied to all work performed under this agreement and which is incorporated into all subcontracts entered into by the Contractor; and (v) details the management structure for the Services including the management of subcontractor relationships. (c) maintain and administer the HSE Policy and management system to discharge its safety obligations under this Agreement and in particular this Schedule; (d) institute an induction program approved by Company to ensure all employees, consultants, subcontractors, suppliers, separate contractors and any other person visiting or performing work on or near the Operations Area receive appropriate instruction in relation to health and safety issues, the Safety Management Plan and any HSE protocols prepared by the Contractor; (e) if requested by the Company’s Designated Representative, be responsible for the preparation of a HSE audit schedule in consultation with Company and,

-56- (i) provide Company with the option to participate as an observer during HSEMS audits, and (ii) supply Company with a copy of the report. (f) Notwithstanding the above audit requirements, Company reserves the right to conduct system audits and/or random audits of the Contractor’s HSEMS; (g) maintain and provide to the Company’s Designated Representative (or any person nominated by him or her in writing), if so requested, all documentary evidence that the Contractor has developed and implemented such safety protocols, plans, induction programs and training programs required in order to discharge the Contractor's obligations under this Agreement in particular this Schedule; (h) immediately discontinue any practice or remove any equipment considered by the Company’s Designated Representative to be dangerous; (i) promptly remove from the survey vessel or project any person employed by the Contractor who Company requests to be removed; (j) ensure that all necessary and adequate supervision is provided at all times to ensure compliance with Legislative Requirements and this Agreement; (k) comply with any reasonable direction given by the Company’s Designated Representative to improve or rectify the Contractor's safety precautions; (l) provide prompt and thorough incident reporting to Company and facilitate any requirement by Company to investigate an incident. The transfer of information between the Contractor and Company, which shall: (i) in the first instance, and as soon as possible after the incident event becomes known to the Contractor but not later than 4 hours after the event, be reported verbally to the Company’s Designated Representative ; and (ii) be followed up in writing using an agreed format within 1 business day of the initial notification; and (iii) be the subject to an investigation of a standard approved by Company with the outcome of such investigation being provided to Company, (iv) include written reporting and plans detailing measures to prevent future occurrence and to rectify any deficiencies identified during the investigation. (m) shall comply with the relevant Acts and Regulations in relation to injury management and rehabilitation and put a system in place to manage the rehabilitation and return to work of injured persons; (n) introduce an inspection program that maintains high standards of workplace housekeeping. 1.5 HSE performance data is to be provided by the Contractor to Company at the end of the Operations. This information shall include, but not be limited to the following: - Number of employees - Number of contractors - Hours worked by (a) employees and (b) contractors;

-57- - Number of inductions; - Number of Lost Time Cases (LTC) as agreed by Company; - Number of Return to Work Cases (RWC) as above; - Number of Medical Treatment Cases (MTC) as above; - Number of First Aid cases (as above); - Number of Near Misses (as above); - Number of Hazard reports lodged. From time to time Company may require additional information to be provided in such reports.

ANNEXURE G

LINE COORDINATES

FARFIELD SIGNATURE LISTING

Farfield signature was generated by Nucleus+ version 2.1.0
Farfield signature was generated by Marine source modelling version 1.5.0

Name of farfield dataset : 3080_050_2000

Source array name : 3080_050_2000
Total array volume (cu.in.) : 3080.0
Source average depth (m) : 5.0
Average pressure (psi) : 2000.0
Ghost strength : -1.00
Primary amplitude (bar m) : 44.82
Peak-peak amplitude (bar m) : 91.67
Pulse/ Bubble ratio : 25.74
Bubble period (+) (ms) : 98.88
Bubble period (-) (ms) : 164.62
Geometrical spreading : 2.00
Sea water temperature (C) : 20.0
Sea water velocity (m/ s) : 1521.6

Filter parameters
Filter type : Sercel SEAL mp_3/ 6-200/ 370
Low cut frequency (Hz) : 3.0
High cut frequency (Hz) : 200.0
Low cut slope (dB/ oct) : 6.0
High cut slope (dB/ oct) : 370.0
Start time (ms) : -64.0
Index of time zero : 129

Sample interval (ms) : 0.5

Farfield position
Farfield distance (m) : 9000.0
Dip angle (degrees) : 0.0
Azimuth angle (degrees) : 0.0

Amplitudes are in bar m
Time is increasing horizontally

0.000	0.000	0.000	0.000	0.000	0.000	-0.000
-0.000	-0.000	0.000	0.000	0.000	0.000	0.000
-0.000	-0.000	-0.000	-0.000	-0.000	0.000	0.000
0.000	0.000	0.000	-0.000	-0.000	-0.001	-0.001
-0.000	0.000	0.001	0.002	0.002	0.001	-0.001
-0.002	-0.003	-0.003	-0.001	0.002	0.005	0.006
0.005	0.002	-0.004	-0.009	-0.011	-0.009	-0.002
0.008	0.017	0.019	0.014	0.001	-0.016	-0.029
-0.031	-0.020	0.002	0.029	0.047	0.049	0.028
-0.009	-0.049	-0.076	-0.073	-0.037	0.022	0.082
0.117	0.106	0.046	-0.045	-0.131	-0.175	-0.148
-0.052	0.083	0.204	0.254	0.201	0.052	-0.144
-0.307	-0.361	-0.265	-0.039	0.237	0.450	0.499
0.338	0.007	-0.375	-0.647	-0.678	-0.419	0.058
0.575	0.915	0.906	0.503	-0.172	-0.865	-1.280
-1.198	-0.587	0.363	1.289	1.789	1.586	0.665
-0.681	-1.935	-2.541	-2.135	-0.727	1.244	3.023

-58-

-59- 3.800 3.035 0.728 -2.469 -5.378 -6.608 -4.996 -0.002 8.053 18.022 28.222 36.885 42.636 44.824 43.607 39.770 34.353 28.244 21.879 15.170 7.679 -1.035 -11.046 -21.819 -32.201 -40.676 -45.794 -46.629 -43.108 -36.082 -27.117 -18.066 -10.574 -5.662 -3.529 -3.626 -4.937 -6.379 -7.156 -6.969 -6.022 -4.836 -3.988 -3.851 -4.452 -5.484 -6.446 -6.855 -6.434 -5.209 -3.488 -1.730 -0.375 0.307 0.296 -0.203 -0.862 -1.359 -1.496 -1.252 -0.767 -0.259 0.070 0.113 -0.106 -0.458 -0.769 -0.892 -0.768 -0.433 -0.004 0.377 0.599 0.617 0.464 0.228 0.014 -0.099 -0.081 0.044 0.213 0.357 0.427 0.410 0.330 0.232 0.165 0.157 0.212 0.307 0.407 0.479 0.504 0.481 0.429 0.373 0.337 0.331 0.355 0.397 0.438 0.467 0.475 0.465 0.448 0.433 0.428 0.438 0.458 0.482 0.502 0.514 0.516 0.511 0.504 0.500 0.501 0.509 0.520 0.533 0.543 0.551 0.555 0.557 0.559 0.562 0.568 0.576 0.585 0.593 0.600 0.606 0.610 0.614 0.618 0.623 0.629 0.636 0.642 0.649 0.655 0.660 0.665 0.670 0.676 0.682 0.688 0.694 0.700 0.706 0.711 0.716 0.722 0.727 0.733 0.738 0.744 0.750 0.755 0.760 0.765 0.770 0.775 0.781 0.787 0.793 0.798 0.803 0.806 0.808 0.808 0.807 0.804 0.801 0.798 0.794 0.791 0.788 0.785 0.783 0.783 0.783 0.786 0.790 0.796 0.804 0.813 0.823 0.834 0.844 0.855 0.865 0.874 0.884 0.894 0.904 0.914 0.925 0.935 0.945 0.954 0.963 0.971 0.978 0.985 0.991 0.996 1.000 1.004 1.006 1.008 1.008 1.008 1.006 1.003 0.999 0.995 0.990 0.984 0.978 0.972 0.965 0.958 0.951 0.944 0.937 0.930 0.924 0.918 0.911 0.904 0.897 0.889 0.879 0.869 0.857 0.844 0.828 0.811 0.792 0.771 0.747 0.722 0.695 0.666 0.635 0.604 0.573 0.542 0.511 0.483 0.455 0.431 0.409 0.390 0.374 0.360 0.350 0.341 0.334 0.328 0.321 0.314 0.305 0.294 0.279 0.260 0.237 0.208 0.174 0.134 0.089 0.039 -0.016 -0.075 -0.136 -0.199 -0.262 -0.324 -0.383 -0.437 -0.485 -0.526 -0.557 -0.577 -0.588 -0.587 -0.577 -0.556 -0.527 -0.490 -0.446 -0.398 -0.345 -0.289 -0.231 -0.172 -0.114 -0.056 0.001 0.056 0.110 0.162 0.214 0.264 0.314 0.362 0.410 0.456 0.500 0.543 0.583 0.621 0.656 0.690 0.721 0.751 0.778 0.802 0.824 0.843 0.859 0.872 0.882 0.889 0.894 0.897 0.896 0.893 0.885 0.872 0.852 0.825 0.790 0.743 0.684 0.610 0.520 0.410 0.280 0.127 -0.048 -0.243 -0.456 -0.682 -0.918 -1.156 -1.390 -1.614 -1.824 -2.012 -2.176 -2.312 -2.417 -2.492 -2.536 -2.552 -2.542 -2.510 -2.462 -2.401 -2.333 -2.262 -2.191 -2.121 -2.056 -1.993 -1.935 -1.879 -1.825 -1.771 -1.719 -1.665 -1.610 -1.553 -1.493 -1.430 -1.364 -1.296 -1.226 -1.154 -1.083 -1.012 -0.942 -0.875 -0.809 -0.746 -0.687 -0.630 -0.576 -0.525 -0.478 -0.434 -0.393 -0.355 -0.320 -0.287 -0.256 -0.229 -0.203 -0.181 -0.160 -0.143 -0.128 -0.115 -0.104 -0.095 -0.089 -0.084 -0.082 -0.081 -0.083 -0.086 -0.091 -0.098 -0.105 -0.114 -0.122 -0.131 -0.139 -0.147 -0.154 -0.160 -0.164 -0.168 -0.169 -0.169 -0.167 -0.164 -0.159 -0.152 -0.144 -0.135 -0.125

-60- -0.114 -0.102 -0.090 -0.077 -0.064 -0.051 -0.037 -0.023 -0.009 0.005 0.018 0.032 0.046 0.059 0.073 0.086 0.098 0.111 0.123 0.135 0.147 0.158 0.169 0.179 0.189 0.199 0.208 0.217 0.225 0.233 0.241 0.248 0.255 0.261 0.267 0.272 0.278 0.282 0.286 0.290 0.294 0.297 0.299 0.301 0.303 0.304 0.305 0.306 0.306 0.305 0.304 0.303 0.301 0.298 0.296 0.292 0.288 0.284 0.279 0.274 0.269 0.262 0.256 0.249 0.241 0.233 0.224 0.215 0.205 0.195 0.184 0.173 0.161 0.149 0.137 0.125 0.112 0.100 0.088 0.075 0.063 0.052 0.040 0.029 0.019 0.010 0.001 -0.008 -0.015 -0.022 -0.028 -0.032 -0.036 -0.039 -0.041 -0.043 -0.043 -0.042 -0.041 -0.038 -0.035 -0.031 -0.027 -0.022 -0.016 -0.009 -0.003 0.005 0.012 0.021 0.029 0.038 0.047 0.056 0.066 0.076 0.086 0.096 0.106 0.116 0.126 0.137 0.147 0.157 0.167 0.178 0.188 0.198 0.208 0.218 0.228 0.237 0.247 0.257 0.266 0.276 0.285 0.294 0.303 0.312 0.321 0.330 0.338 0.347 0.356 0.364 0.373 0.381 0.389 0.397 0.405 0.414 0.422 0.430 0.438 0.446 0.454 0.462 0.470 0.477 0.485 0.493 0.501 0.508 0.516 0.523 0.531 0.538 0.545 0.551 0.558 0.564 0.570 0.576 0.581 0.586 0.590 0.593 0.596 0.599 0.600 0.601 0.600 0.599 0.597 0.593 0.589 0.583 0.575 0.567 0.557 0.546 0.533 0.519 0.504 0.487 0.469 0.449 0.428 0.406 0.382 0.357 0.332 0.305 0.278 0.250 0.221 0.192 0.163 0.134 0.105 0.076 0.047 0.018 -0.010 -0.039 -0.068 -0.097 -0.126 -0.154 -0.183 -0.211 -0.240 -0.267 -0.294 -0.320 -0.345 -0.369 -0.392 -0.414 -0.434 -0.453 -0.470 -0.486 -0.501 -0.515 -0.528 -0.540 -0.551 -0.562 -0.572 -0.581 -0.591 -0.599 -0.607 -0.615 -0.622 -0.629

DROPOUT SIGNATURE

DROPOUT SIGNATURE STATISTICS FILE

File format number : 5
Statistics created by Nucleus+ version 2.1.0
Statistics created by Marine source modelling version 1.5.0

User reference :

Computed dropout signature statistics.
Correlation measure : Cross correlation.

Project name : Voyager
Dropout signature dataset : 3080_050_ALL_DropOut_Listing
Dropout array name : 3080_050_DO_2000
Reference array name : 3080_050_DO_2000
Instrument filter : Sercel SEAL mp_3/6-200/370

Primary pick window (ms) : -64.00 - 30.00
Bubble pick window (ms) : 50.00 - 200.00

Amplitude option : Positive peak amplitude.
Frequency analysis option : Average absolute spectral deviation.
Bandwidth of analysis (Hz) : 10.00 - 70.00

Water velocity (m/s) : 1521.65
Water temperature (C) : 20.00
Reflection coefficient : -1.00
Farfield dip angle (deg) : 0.00
Farfield azimuth (deg) : 0.00
Farfield distance (m) : 9000.00

In the table below :
Peak - Primary positive peak amplitude
%ch - Percentage change
P/B - Primary/Bubble ratio
X-cor - Cross correlation coefficient (normalized)
AvgdB - Average absolute deviation (dB)
MaxdB - Maximum absolute deviation (dB)
(Negative gun number means activated spare gun)

Index	Dropped gun numbers		Gun volumes	Peak	%ch	P/B	%ch	X-cor	AvgdB	MaxdB
1	Full Array		0	45.8	0	28.4	0	1	0	0
2	1	1	100	44.2	-3.5	30.2	6.5	0.9996	0.33	-1
3	1	2	100	44.3	-3.4	30	5.7	0.9996	0.32	-1
4	1	3	110	44.3	-3.3	26.1	-8.1	0.9996	0.22	0.5
5	1	4	250	44	-4.1	28.8	1.6	0.9955	0.77	-3.6
6	1	5	250	44	-4	29.6	4.3	0.9955	0.77	-3.6
7	1	6	150	44.4	-3.2	33.3	17.5	0.9994	0.33	1.6
8	1	7	150	44.4	-3.1	33.5	18.1	0.9994	0.32	1.6
9	1	8	40	45	-1.7	27.8	-1.9	0.9997	0.07	0.2
10	1	9	90	44.2	-3.7	25.7	-9.3	0.9997	0.23	0.6
11	1	10	150	44	-4	25	-11.9	0.9989	0.48	-2.3
12	1	11	150	44	-4	24.8	-12.6	0.9989	0.48	-2.4
13	2	1	100	44.3	-3.4	30	5.7	0.9996	0.32	-1
14	2	2	100	44.2	-3.5	30.2	6.5	0.9996	0.33	-1
15	2	3	110	44.3	-3.3	26.1	-8.1	0.9996	0.22	0.5
16	2	4	250	44	-4	29.6	4.3	0.9955	0.77	-3.6
17	2	5	250	44	-4.1	28.8	1.6	0.9955	0.77	-3.6

-61-

Index	Dropped gun numbers				Gun volumes		Peak	%ch	P/ B	%ch	X-cor	AvgdB	MaxdB
18	2	6			150		44.4	-3.1	33.5	18.1	0.9994	0.32	1.6
19	2	7			150		44.4	-3.2	33.3	17.5	0.9994	0.33	1.6
20	2	8			40		45	-1.7	27.8	-1.9	0.9997	0.07	0.2
21	2	9			90		44.2	-3.7	25.7	-9.3	0.9997	0.23	0.6
22	2	10			150		44	-4	24.8	-12.6	0.9989	0.48	-2.4
23	2	11			150		44	-4	25	-11.9	0.9989	0.48	-2.3
24	1	1	1	2	100	100	42	-8.4	26.4	-6.9	0.9995	0.66	1.3
25	1	1	1	3	100	110	42.6	-7.1	25.1	-11.6	0.9992	0.56	1.4
26	1	1	1	4	100	250	42.4	-7.6	30.9	9.1	0.9959	0.93	-3.2
27	1	1	1	5	100	250	42.4	-7.5	30.5	7.7	0.9958	0.93	-3.2
28	1	1	1	6	100	150	42.8	-6.6	34.4	21.2	0.9994	0.54	1
29	1	1	1	7	100	150	42.8	-6.5	34.5	21.8	0.9994	0.53	1
30	1	1	1	8	100	40	43.5	-5.2	30	5.9	0.9992	0.38	1.1
31	1	1	1	9	100	90	42.6	-7.1	30.5	7.5	0.9993	0.52	1.1
32	1	1	1	10	100	150	42.4	-7.5	28.4	0.3	0.9987	0.73	3
33	1	1	1	11	100	150	42.4	-7.5	28.3	-0.1	0.9986	0.73	3
34	1	1	2	1	100	100	42.7	-6.9	23.4	-17.4	0.9982	0.67	2
35	1	1	2	2	100	100	42.6	-7	23.6	-16.8	0.9983	0.67	2
36	1	1	2	3	100	110	42.7	-6.7	28	-1.2	0.9992	0.52	1.5
37	1	1	2	4	100	250	42.4	-7.5	28.3	-0.1	0.995	0.96	-3.6
38	1	1	2	5	100	250	42.4	-7.6	27.8	-1.9	0.9951	0.97	-3.5
39	1	1	2	6	100	150	42.8	-6.6	36.6	29	0.9992	0.54	1.1
40	1	1	2	7	100	150	42.8	-6.6	36.4	28.3	0.9992	0.55	1.1
41	1	1	2	8	100	40	43.5	-5.2	30.1	6	0.9992	0.38	1.2
42	1	1	2	9	100	90	42.6	-7.1	30.5	7.6	0.9993	0.51	1.1
43	1	1	2	10	100	150	42.4	-7.5	28.1	-0.8	0.9986	0.72	3
44	1	1	2	11	100	150	42.4	-7.5	28.2	-0.4	0.9987	0.73	3
45	1	2	1	3	100	110	42.6	-7	24.9	-12.1	0.9991	0.55	1.4
46	1	2	1	4	100	250	42.4	-7.5	31	9.2	0.9959	0.92	-3.2
47	1	2	1	5	100	250	42.4	-7.4	30.6	7.8	0.9958	0.91	-3.2
48	1	2	1	6	100	150	42.8	-6.6	34.2	20.8	0.9994	0.53	1
49	1	2	1	7	100	150	42.9	-6.5	34.4	21.4	0.9993	0.52	1
50	1	2	1	8	100	40	43.5	-5.1	29.8	5.2	0.9991	0.37	1.1
51	1	2	1	9	100	90	42.6	-7.1	30.3	6.7	0.9992	0.51	1.1
52	1	2	1	10	100	150	42.4	-7.4	30	5.9	0.9987	0.72	3
53	1	2	1	11	100	150	42.5	-7.4	28.3	-0.3	0.9986	0.71	3
54	1	2	2	1	100	100	42.7	-6.8	23.3	-17.8	0.9981	0.66	2
55	1	2	2	2	100	100	42.7	-6.9	23.4	-17.4	0.9982	0.67	2
56	1	2	2	3	100	110	42.8	-6.7	28	-1.2	0.9991	0.51	1.5
57	1	2	2	4	100	250	42.4	-7.5	28.4	0	0.9949	0.95	-3.6
58	1	2	2	5	100	250	42.4	-7.5	27.8	-2.1	0.995	0.96	-3.5
59	1	2	2	6	100	150	42.9	-6.5	36.3	28.1	0.9991	0.53	1.1
60	1	2	2	7	100	150	42.8	-6.6	36.3	27.9	0.9992	0.54	1.1
61	1	2	2	8	100	40	43.5	-5.1	29.9	5.3	0.9991	0.37	1.2
62	1	2	2	9	100	90	42.6	-7	30.3	6.9	0.9992	0.51	1.1
63	1	2	2	10	100	150	42.5	-7.4	28	-1.1	0.9986	0.71	3
64	1	2	2	11	100	150	42.4	-7.4	29.8	5	0.9987	0.72	3
65	1	3	1	4	110	250	42.2	-7.8	31	9.5	0.9955	0.93	-3.2
66	1	3	1	5	110	250	42.3	-7.8	30.6	8	0.9954	0.92	-3.3
67	1	3	1	6	110	150	42.9	-6.4	33.6	18.5	0.9987	0.54	2
68	1	3	1	7	110	150	42.9	-6.4	33.7	19	0.9986	0.53	2
69	1	3	1	8	110	40	43.6	-4.9	25.8	-9.1	0.9987	0.29	0.6
70	1	3	1	9	110	90	42.7	-6.9	26.2	-7.5	0.9988	0.45	0.9
71	1	3	1	10	110	150	42.5	-7.3	23.1	-18.5	0.9984	0.69	2.3
72	1	3	1	11	110	150	42.5	-7.3	22.9	-19.1	0.9982	0.68	2.4
73	1	3	2	1	110	100	42.8	-6.7	28	-1.2	0.9991	0.51	1.5
74	1	3	2	2	110	100	42.7	-6.7	28	-1.2	0.9992	0.52	1.5
75	1	3	2	3	110	110	42.8	-6.5	23.7	-16.5	0.9985	0.45	1
76	1	3	2	4	110	250	42.5	-7.3	28.3	-0.1	0.9947	0.91	-3.6
77	1	3	2	5	110	250	42.5	-7.4	27.6	-2.5	0.9948	0.91	-3.5
78	1	3	2	6	110	150	42.9	-6.3	29.4	3.6	0.9985	0.53	1.9

-62-

Index	Dropped gun numbers				Gun volumes		Peak	%ch	P/ B	%ch	X-cor	AvgdB	MaxdB
79	1	3	2	7	110	150	42.9	-6.4	29.2	3.1	0.9986	0.53	1.9
80	1	3	2	8	110	40	43.6	-5	25.5	-10.1	0.9987	0.29	0.6
81	1	3	2	9	110	90	42.7	-6.9	26	-8.5	0.9988	0.45	0.8
82	1	3	2	10	110	150	42.5	-7.2	22.7	-19.8	0.9982	0.68	2.4
83	1	3	2	11	110	150	42.5	-7.3	22.9	-19.2	0.9983	0.69	2.3
84	1	4	1	5	250	250	41.8	-8.8	34.4	21.4	0.9974	0.81	3.1
85	1	4	1	6	250	150	42.4	-7.6	21.2	-25.2	0.995	0.94	4.2
86	1	4	1	7	250	150	42.4	-7.4	20.5	-27.5	0.995	0.92	4.3
87	1	4	1	8	250	40	43.2	-5.9	27.7	-2.4	0.9951	0.81	-3.5
88	1	4	1	9	250	90	42.3	-7.7	26	-8.1	0.9947	0.96	3.8
89	1	4	1	10	250	150	42.1	-8.1	25.6	-9.7	0.9949	1.02	3.7
90	1	4	1	11	250	150	42.1	-8.1	25.5	-10	0.9949	1.01	3.6
91	1	4	2	1	250	100	42.4	-7.5	27.8	-2.1	0.995	0.96	-3.5
92	1	4	2	2	250	100	42.4	-7.6	27.8	-1.9	0.9951	0.97	-3.5
93	1	4	2	3	250	110	42.5	-7.4	27.6	-2.5	0.9948	0.91	-3.5
94	1	4	2	4	250	250	42.1	-8.1	10.9	-61.6	0.9774	1.68	7.6
95	1	4	2	5	250	250	42.1	-8.2	10.7	-62.1	0.9774	1.69	7.7
96	1	4	2	6	250	150	42.5	-7.2	26.8	-5.5	0.9927	1.03	5.5
97	1	4	2	7	250	150	42.5	-7.3	26.6	-6.3	0.9927	1.04	5.5
98	1	4	2	8	250	40	43.2	-5.8	28.2	-0.5	0.9951	0.81	-3.5
99	1	4	2	9	250	90	42.3	-7.7	26.3	-7.4	0.9947	0.95	3.9
100	1	4	2	10	250	150	42.1	-8.1	25.4	-10.5	0.9945	1.04	3.6
101	1	4	2	11	250	150	42.1	-8.1	25.3	-10.7	0.9946	1.04	3.7
102	1	5	1	6	250	150	42.4	-7.4	20	-29.5	0.9948	0.93	4.4
103	1	5	1	7	250	150	42.4	-7.4	20.2	-28.6	0.9947	0.93	4.3
104	1	5	1	8	250	40	43.2	-5.8	28.3	-0.1	0.9949	0.81	-3.5
105	1	5	1	9	250	90	42.3	-7.7	26.4	-6.7	0.9946	0.95	3.9
106	1	5	1	10	250	150	42.1	-8.1	26.1	-7.8	0.995	1.01	3.8
107	1	5	1	11	250	150	42.2	-8	26.1	-8.1	0.9949	1	3.7
108	1	5	2	1	250	100	42.4	-7.5	28.4	0	0.9949	0.95	-3.6
109	1	5	2	2	250	100	42.4	-7.5	28.3	-0.1	0.995	0.96	-3.6
110	1	5	2	3	250	110	42.5	-7.3	28.3	-0.1	0.9947	0.91	-3.6
111	1	5	2	4	250	250	42.1	-8	11	-61.1	0.9774	1.66	7.6
112	1	5	2	5	250	250	42.1	-8.1	10.9	-61.6	0.9774	1.68	7.6
113	1	5	2	6	250	150	42.6	-7.1	27.6	-2.6	0.9926	1.02	5.5
114	1	5	2	7	250	150	42.5	-7.2	27.4	-3.3	0.9926	1.03	5.6
115	1	5	2	8	250	40	43.2	-5.8	29	2.2	0.9949	0.81	-3.6
116	1	5	2	9	250	90	42.3	-7.7	26.8	-5.5	0.9946	0.95	4
117	1	5	2	10	250	150	42.2	-8	25.9	-8.8	0.9945	1.03	3.7
118	1	5	2	11	250	150	42.1	-8	25.8	-8.9	0.9945	1.04	3.8
119	1	6	1	7	150	150	42.5	-7.2	36.2	27.7	0.9985	0.6	2
120	1	6	1	8	150	40	43.4	-5.3	32.5	14.7	0.9989	0.41	1.8
121	1	6	1	9	150	90	42.7	-6.8	27.5	-3	0.9989	0.54	2.2
122	1	6	1	10	150	150	42.5	-7.2	26.9	-5.3	0.9982	0.76	-2.2
123	1	6	1	11	150	150	42.6	-7.1	26.6	-6.3	0.9981	0.75	-2.3
124	1	6	2	1	150	100	42.8	-6.6	36.3	27.9	0.9992	0.54	1.1
125	1	6	2	2	150	100	42.8	-6.6	36.4	28.3	0.9992	0.55	1.1
126	1	6	2	3	150	110	42.9	-6.4	29.2	3.1	0.9986	0.53	1.9
127	1	6	2	4	150	250	42.5	-7.2	27.4	-3.3	0.9926	1.03	5.6
128	1	6	2	5	150	250	42.5	-7.3	26.6	-6.3	0.9927	1.04	5.5
129	1	6	2	6	150	150	43	-6.2	31.6	11.4	0.9973	0.66	3.6
130	1	6	2	7	150	150	42.9	-6.3	31.4	10.7	0.9974	0.67	3.6
131	1	6	2	8	150	40	43.6	-4.9	32.3	13.9	0.9988	0.39	1.8
132	1	6	2	9	150	90	42.7	-6.8	33.3	17.6	0.9988	0.53	2.3
133	1	6	2	10	150	150	42.6	-7.2	26.2	-7.6	0.9982	0.75	-2.2
134	1	6	2	11	150	150	42.5	-7.2	26.4	-6.8	0.9983	0.75	-2.1
135	1	7	1	8	150	40	43.5	-5.2	32.7	15.2	0.9987	0.4	1.8
136	1	7	1	9	150	90	42.7	-6.8	27.6	-2.6	0.9987	0.53	2.2
137	1	7	1	10	150	150	42.6	-7.1	26.9	-5.1	0.9982	0.75	-2.3
138	1	7	1	11	150	150	42.6	-7.1	26.6	-6.1	0.9981	0.75	-2.4
139	1	7	2	1	150	100	42.9	-6.5	36.3	28.1	0.9991	0.53	1.1

-63-

Index	Dropped gun numbers				Gun volumes		Peak	%ch	P/ B	%ch	X-cor	AvgdB	MaxdB
140	1	7	2	2	150	100	42.8	-6.6	36.6	29	0.9992	0.54	1.1
141	1	7	2	3	150	110	42.9	-6.3	29.4	3.6	0.9985	0.53	1.9
142	1	7	2	4	150	250	42.6	-7.1	27.6	-2.6	0.9926	1.02	5.5
143	1	7	2	5	150	250	42.5	-7.2	26.8	-5.5	0.9927	1.03	5.5
144	1	7	2	6	150	150	43	-6.2	31.8	12.1	0.9972	0.65	3.6
145	1	7	2	7	150	150	43	-6.2	31.6	11.4	0.9973	0.66	3.6
146	1	7	2	8	150	40	43.6	-4.8	32.4	14.4	0.9987	0.38	1.8
147	1	7	2	9	150	90	42.7	-6.7	33.5	18.1	0.9987	0.52	2.3
148	1	7	2	10	150	150	42.6	-7.1	26.3	-7.3	0.9981	0.74	-2.3
149	1	7	2	11	150	150	42.6	-7.1	26.5	-6.6	0.9982	0.74	-2.2
150	1	8	1	9	40	90	43.1	-6	24.7	-12.8	0.9987	0.35	0.8
151	1	8	1	10	40	150	43.2	-5.8	24.8	-12.5	0.9986	0.55	-2.3
152	1	8	1	11	40	150	43.2	-5.7	24.6	-13.2	0.9985	0.55	-2.3
153	1	8	2	1	40	100	43.5	-5.1	29.9	5.3	0.9991	0.37	1.2
154	1	8	2	2	40	100	43.5	-5.2	30.1	6	0.9992	0.38	1.2
155	1	8	2	3	40	110	43.6	-5	25.5	-10.1	0.9987	0.29	0.6
156	1	8	2	4	40	250	43.2	-5.8	29	2.2	0.9949	0.81	-3.6
157	1	8	2	5	40	250	43.2	-5.8	28.2	-0.5	0.9951	0.81	-3.5
158	1	8	2	6	40	150	43.6	-4.8	32.4	14.4	0.9987	0.38	1.8
159	1	8	2	7	40	150	43.6	-4.9	32.3	13.9	0.9988	0.39	1.8
160	1	8	2	8	40	40	44.3	-3.4	27.3	-3.8	0.9988	0.14	0.4
161	1	8	2	9	40	90	43.4	-5.4	25.3	-10.8	0.9988	0.3	0.8
162	1	8	2	10	40	150	43.2	-5.7	24.3	-14.2	0.9985	0.54	-2.3
163	1	8	2	11	40	150	43.2	-5.8	24.5	-13.5	0.9986	0.55	-2.3
164	1	9	1	10	90	150	42.1	-8.1	23.8	-16.1	0.9989	0.71	-1.9
165	1	9	1	11	90	150	42.2	-8	23.7	-16.4	0.9987	0.71	-2
166	1	9	2	1	90	100	42.6	-7	30.3	6.9	0.9992	0.51	1.1
167	1	9	2	2	90	100	42.6	-7.1	30.5	7.6	0.9993	0.51	1.1
168	1	9	2	3	90	110	42.7	-6.9	26	-8.5	0.9988	0.45	0.8
169	1	9	2	4	90	250	42.3	-7.7	26.8	-5.5	0.9946	0.95	4
170	1	9	2	5	90	250	42.3	-7.7	26.3	-7.4	0.9947	0.95	3.9
171	1	9	2	6	90	150	42.7	-6.7	33.5	18.1	0.9987	0.52	2.3
172	1	9	2	7	90	150	42.7	-6.8	33.3	17.6	0.9988	0.53	2.3
173	1	9	2	8	90	40	43.4	-5.4	25.3	-10.8	0.9988	0.3	0.8
174	1	9	2	9	90	90	42.5	-7.3	24.7	-12.8	0.9988	0.48	1.2
175	1	9	2	10	90	150	42.3	-7.7	24.5	-13.5	0.9985	0.69	-2.2
176	1	9	2	11	90	150	42.3	-7.7	24.7	-12.9	0.9986	0.69	-2.1
177	1	10	1	11	150	150	41.5	-9.5	23.9	-15.6	0.9994	0.85	2
178	1	10	2	1	150	100	42.4	-7.4	29.8	5	0.9987	0.72	3
179	1	10	2	2	150	100	42.4	-7.5	28.2	-0.4	0.9987	0.73	3
180	1	10	2	3	150	110	42.5	-7.3	22.9	-19.2	0.9983	0.69	2.3
181	1	10	2	4	150	250	42.1	-8	25.8	-8.9	0.9945	1.04	3.8
182	1	10	2	5	150	250	42.1	-8.1	25.3	-10.7	0.9946	1.04	3.7
183	1	10	2	6	150	150	42.6	-7.1	26.5	-6.6	0.9982	0.74	-2.2
184	1	10	2	7	150	150	42.5	-7.2	26.4	-6.8	0.9983	0.75	-2.1
185	1	10	2	8	150	40	43.2	-5.8	24.5	-13.5	0.9986	0.55	-2.3
186	1	10	2	9	150	90	42.3	-7.7	24.7	-12.9	0.9986	0.69	-2.1
187	1	10	2	10	150	150	42.2	-8	23	-18.9	0.9948	0.99	-4.3
188	1	10	2	11	150	150	42.1	-8.1	23.1	-18.4	0.9949	0.99	-4.2
189	1	11	2	1	150	100	42.5	-7.4	28	-1.1	0.9986	0.71	3
190	1	11	2	2	150	100	42.4	-7.5	28.1	-0.8	0.9986	0.72	3
191	1	11	2	3	150	110	42.5	-7.2	22.7	-19.8	0.9982	0.68	2.4
192	1	11	2	4	150	250	42.2	-8	25.9	-8.8	0.9945	1.03	3.7
193	1	11	2	5	150	250	42.1	-8.1	25.4	-10.5	0.9945	1.04	3.6
194	1	11	2	6	150	150	42.6	-7.1	26.3	-7.3	0.9981	0.74	-2.3
195	1	11	2	7	150	150	42.6	-7.2	26.2	-7.6	0.9982	0.75	-2.2
196	1	11	2	8	150	40	43.2	-5.7	24.3	-14.2	0.9985	0.54	-2.3
197	1	11	2	9	150	90	42.3	-7.7	24.5	-13.5	0.9985	0.69	-2.2
198	1	11	2	10	150	150	42.2	-8	22.9	-19.2	0.9946	0.99	-4.3
199	1	11	2	11	150	150	42.2	-8	23	-18.9	0.9948	0.99	-4.3
200	2	1	2	2	100	100	42	-8.4	26.4	-6.9	0.9995	0.66	1.3

-64-

Index	Dropped gun numbers				Gun volumes		Peak	%ch	P/ B	%ch	X-cor	AvgdB	MaxdB
201	2	1	2	3	100	110	42.6	-7	24.9	-12.1	0.9991	0.55	1.4
202	2	1	2	4	100	250	42.4	-7.4	30.6	7.8	0.9958	0.91	-3.2
203	2	1	2	5	100	250	42.4	-7.5	31	9.2	0.9959	0.92	-3.2
204	2	1	2	6	100	150	42.9	-6.5	34.4	21.4	0.9993	0.52	1
205	2	1	2	7	100	150	42.8	-6.6	34.2	20.8	0.9994	0.53	1
206	2	1	2	8	100	40	43.5	-5.1	29.8	5.2	0.9991	0.37	1.1
207	2	1	2	9	100	90	42.6	-7.1	30.3	6.7	0.9992	0.51	1.1
208	2	1	2	10	100	150	42.5	-7.4	28.3	-0.3	0.9986	0.71	3
209	2	1	2	11	100	150	42.4	-7.4	30	5.9	0.9987	0.72	3
210	2	2	2	3	100	110	42.6	-7.1	25.1	-11.6	0.9992	0.56	1.4
211	2	2	2	4	100	250	42.4	-7.5	30.5	7.7	0.9958	0.93	-3.2
212	2	2	2	5	100	250	42.4	-7.6	30.9	9.1	0.9959	0.93	-3.2
213	2	2	2	6	100	150	42.8	-6.5	34.5	21.8	0.9994	0.53	1
214	2	2	2	7	100	150	42.8	-6.6	34.4	21.2	0.9994	0.54	1
215	2	2	2	8	100	40	43.5	-5.2	30	5.9	0.9992	0.38	1.1
216	2	2	2	9	100	90	42.6	-7.1	30.5	7.5	0.9993	0.52	1.1
217	2	2	2	10	100	150	42.4	-7.5	28.3	-0.1	0.9986	0.73	3
218	2	2	2	11	100	150	42.4	-7.5	28.4	0.3	0.9987	0.73	3
219	2	3	2	4	110	250	42.3	-7.8	30.6	8	0.9954	0.92	-3.3
220	2	3	2	5	110	250	42.2	-7.8	31	9.5	0.9955	0.93	-3.2
221	2	3	2	6	110	150	42.9	-6.4	33.7	19	0.9986	0.53	2
222	2	3	2	7	110	150	42.9	-6.4	33.6	18.5	0.9987	0.54	2
223	2	3	2	8	110	40	43.6	-4.9	25.8	-9.1	0.9987	0.29	0.6
224	2	3	2	9	110	90	42.7	-6.9	26.2	-7.5	0.9988	0.45	0.9
225	2	3	2	10	110	150	42.5	-7.3	22.9	-19.1	0.9982	0.68	2.4
226	2	3	2	11	110	150	42.5	-7.3	23.1	-18.5	0.9984	0.69	2.3
227	2	4	2	5	250	250	41.8	-8.8	34.4	21.4	0.9974	0.81	3.1
228	2	4	2	6	250	150	42.4	-7.4	20.2	-28.6	0.9947	0.93	4.3
229	2	4	2	7	250	150	42.4	-7.4	20	-29.5	0.9948	0.93	4.4
230	2	4	2	8	250	40	43.2	-5.8	28.3	-0.1	0.9949	0.81	-3.5
231	2	4	2	9	250	90	42.3	-7.7	26.4	-6.7	0.9946	0.95	3.9
232	2	4	2	10	250	150	42.2	-8	26.1	-8.1	0.9949	1	3.7
233	2	4	2	11	250	150	42.1	-8.1	26.1	-7.8	0.995	1.01	3.8
234	2	5	2	6	250	150	42.4	-7.4	20.5	-27.5	0.995	0.92	4.3
235	2	5	2	7	250	150	42.4	-7.6	21.2	-25.2	0.995	0.94	4.2
236	2	5	2	8	250	40	43.2	-5.9	27.7	-2.4	0.9951	0.81	-3.5
237	2	5	2	9	250	90	42.3	-7.7	26	-8.1	0.9947	0.96	3.8
238	2	5	2	10	250	150	42.1	-8.1	25.5	-10	0.9949	1.01	3.6
239	2	5	2	11	250	150	42.1	-8.1	25.6	-9.7	0.9949	1.02	3.7
240	2	6	2	7	150	150	42.5	-7.2	36.2	27.7	0.9985	0.6	2
241	2	6	2	8	150	40	43.5	-5.2	32.7	15.2	0.9987	0.4	1.8
242	2	6	2	9	150	90	42.7	-6.8	27.6	-2.6	0.9987	0.53	2.2
243	2	6	2	10	150	150	42.6	-7.1	26.6	-6.1	0.9981	0.75	-2.4
244	2	6	2	11	150	150	42.6	-7.1	26.9	-5.1	0.9982	0.75	-2.3
245	2	7	2	8	150	40	43.4	-5.3	32.5	14.7	0.9989	0.41	1.8
246	2	7	2	9	150	90	42.7	-6.8	27.5	-3	0.9989	0.54	2.2
247	2	7	2	10	150	150	42.6	-7.1	26.6	-6.3	0.9981	0.75	-2.3
248	2	7	2	11	150	150	42.5	-7.2	26.9	-5.3	0.9982	0.76	-2.2
249	2	8	2	9	40	90	43.1	-6	24.7	-12.8	0.9987	0.35	0.8
250	2	8	2	10	40	150	43.2	-5.7	24.6	-13.2	0.9985	0.55	-2.3
251	2	8	2	11	40	150	43.2	-5.8	24.8	-12.5	0.9986	0.55	-2.3
252	2	9	2	10	90	150	42.2	-8	23.7	-16.4	0.9987	0.71	-2
253	2	9	2	11	90	150	42.1	-8.1	23.8	-16.1	0.9989	0.71	-1.9
254	2	10	2	11	150	150	41.5	-9.5	23.9	-15.6	0.9994	0.85	2

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